                                                                   EXHIBIT 10.1
                                                                          -----


         This Preliminary Official Statement does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of Bonds in any jurisdiction in which such an offer or solicitation is not authorized or in which it is unlawful to make such an offer or solicitation. This Preliminary Official Statement is not to be reproduced or used for any purpose except in connection with the use by the offeree whose name appears on the cover page hereof in connection with its consideration of an investment in the Bonds, nor are any of the contents of this Preliminary Official Statement to be disclosed to anyone other than the offeree to whom it is submitted, without the express prior written consent of Decora, Incorporated (the "Company"), Fleet Bank (the "Bank") and First Albany Corporation (the "Underwriter"). The recipient hereof agrees to return this Preliminary Official Statement promptly after such time as it is no longer considering an investment in the Bonds.
This Preliminary Official Statement constitutes an offer only if a name appears in the appropriate space on the title page of this Preliminary Official Statement and is an offer only to such named offeree. No dealer, broker, salesman or other person has been authorized to give any information or to make any representations not contained in this Preliminary Official Statement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Issuer, the Company, the Bank or the Underwriter.

         The information set forth herein has been obtained from the Issuer, the Company, the Bank and other sources of all of which are believed to be reliable, but it is not guaranteed as to its accuracy or completeness and nothing contained in this Preliminary Official Statement is or shall be relied upon as a promise or representation by the Underwriter. The information and expressions of opinion set forth herein are made as of the date hereof and are subject to change without notice, and neither the delivery of this Preliminary Official Statement nor any sale hereunder shall, in the circumstances, create any implication that there has been no change in the affairs of the Issuer, the Company or the Bank or in any other matter since the date hereof. Officials of the Company and the Bank will be available to provide any additional information which offerees or their representatives may reasonably require to verify the accuracy of the information as set forth herein as to the Bonds, or the affairs of the Company or the Bank.

         UPON ISSUANCE, THE BONDS WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW, AND THE INDENTURE HAS NOT BEEN QUALIFIED UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, IN RELIANCE UPON THE EXEMPTIONS CONTAINED IN SUCH ACTS. THE BONDS WILL NOT BE LISTED ON ANY STOCK OR OTHER SECURITIES EXCHANGE AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL, STATE OR GOVERNMENTAL ENTITY OR AGENCY WILL HAVE PASSED UPON THE ACCURACY OR ADEQUACY HEREOF.

         THE BONDS ARE NOT BEING OFFERED AND WILL NOT BE SOLD TO NON-CITIZENS OF THE UNITED STATES.

                               TABLE OF CONTENTS

SECTION                                                                                                  PAGE
-------                                                                                                  ----
INTRODUCTION

THE ISSUER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

THE LETTER OF CREDIT AND THE BANK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

   The Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   The Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

THE COMPANY AND THE PROJECT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

   The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   The Project  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Financial Information on the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

   No Obligation of State or of Warren or Washington County . . . . . . . . . . . . . . . . . . . . . . . . .
   Default by Bank under Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Financial Status of the Company and the Project Facility . . . . . . . . . . . . . . . . . . . . . . . . .
   Mandatory Tender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Default by the Company or the Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   The Reimbursement Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Enforceability of Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Loss of Federal Tax Exemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Bonds Not Secured by Real or Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

THE BONDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

   Security for the Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Specific Details of the Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Selection of Applicable Weekly Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Conversion Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Demand Purchase Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Mandatory Tender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Mandatory Tender Upon Conversion to Applicable Fixed Rate . . . . . . . . . . . . . . . . . . . . . . .
      Mandatory Tender Upon Delivery by the Company of an Alternate Letter of Credit  . . . . . . . . . . . .
   Book Entry System  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Continuing Disclosure Obligation Upon Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Redemption Prior to Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

      Extraordinary and Special Mandatory Redemption Without Premium  . . . . . . . . . . . . . . . . . . . .
      Mandatory Redemption Without Premium Upon Event of Default  . . . . . . . . . . . . . . . . . . . . . .
      Mandatory Taxability Redemption without Premium in the Event of a Determination of Taxability . . . . .
      Mandatory Redemption in the Event of Failure by the Company to Provide Substitute Letter of Credit  . .
      Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Scheduled Mandatory Redemption Without Premium  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Partial Redemptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Company's Election to Redeem . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SUMMARY OF THE INDENTURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

   Restriction on Issuance of Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Limited Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Delivery of Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Establishment of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Application of Proceeds of Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   The Project Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   The Bond Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   The Rebate Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Drawing by the Trustee on the Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   No Modification of Security: Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Covenant Against Arbitrage Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Events of and Remedies on Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Rights of Bank to Direct Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Application of Monies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Amendment of Other Financing Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Discharge or Assignment of Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SUMMARY OF THE INSTALLMENT SALE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

   Representations, Warranties and Covenants of the Issuer  . . . . . . . . . . . . . . . . . . . . . . . . .
   Representations and Covenants of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Covenant with Trustee, Bondholders and the Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Renovation of Project Facility; Acquisition and Installation of Equipment  . . . . . . . . . . . . . . . .
   Application of Proceeds of the Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Completion of the Project Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Installment Purchase Payments and other Amounts Payable  . . . . . . . . . . . . . . . . . . . . . . . . .
   Nature of Obligations of Company under the Installment Sale Agreement  . . . . . . . . . . . . . . . . . .

   Prepayment of Installment Purchase Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Substitute Letter of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Maintenance, Modifications, Taxes and Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Damage and Destruction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Assignment of the Installment Sale Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Pledge and Assignment of the Issuer's Interests to the Trustee . . . . . . . . . . . . . . . . . . . . . .
   Events and Remedies of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Remedies on Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   No Recourse: Special Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SUMMARY OF THE REIMBURSEMENT AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

   The Reimbursement Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

TAX INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

   Federal Income Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   State and Local Income Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

APPROVAL OF LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

RATING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

UNDERWRITING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

APPENDIX A

   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-

APPENDIX B

   FORMS OF APPROVING OPINION OF BOND COUNSEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-

APPENDIX C

   FINANCIAL STATEMENTS OF THE BANK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-

APPENDIX D

   FINANCIAL STATEMENTS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  D-

THE INFORMATION UNDER THE CAPTIONS "INTRODUCTION," "THE LETTER OF CREDIT AND THE BANK," "THE COMPANY," "RISK FACTORS," "THE BONDS," SUMMARY OF THE INDENTURE," "SUMMARY OF THE INSTALLMENT SALE AGREEMENT," "SUMMARY OF THE REIMBURSEMENT AGREEMENT," "TAX INFORMATION," "APPROVAL OF LEGAL PROCEEDINGS," "RATING," "UNDERWRITING" AND "OTHER MATTERS" HAS BEEN FURNISHED BY THE COMPANY, THE BANK, BOND COUNSEL OR OTHERS, AND NOT BY COUNTIES OF WARREN AND WASHINGTON INDUSTRIAL DEVELOPMENT AGENCY, WHICH MAKES NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION IT DID NOT FURNISH.

                       COUNTIES OF WARREN AND WASHINGTON
                         INDUSTRIAL DEVELOPMENT AGENCY

                         Preliminary Official Statement

                                  Relating To

           $2,460,000 Tax-Exempt Industrial Development Revenue Bonds
                   (Decora Incorporated Project), Series 1996

                                  INTRODUCTION

         This Preliminary Official Statement, including the cover page and appendices, sets forth certain information in connection with the issuance and sale of the Tax-Exempt Industrial Development Revenue Bonds (Decora Incorporated Project), Series 1996, in the aggregate principal amount of $2,460,000 (the "Bonds") of the Counties of Warren and Washington Industrial Development Agency (the "Issuer"), a public benefit corporation of the State of New York (the "State"). The Bonds are authorized to be issued pursuant to Title 1 of Article 18-A of the General Municipal Law of the State, as amended from time to time, together with Chapter 862 of the Laws of 1971 of the State and Chapter 566 of the Laws of 1972 of the State (collectively hereinafter referred to as the "Act"), and a resolution of the Issuer adopted on September 19, 1996 (the "Resolution"). The Bonds will be issued under a trust indenture dated as of November 1, 1996 (the "Indenture") by and between the Issuer and Mellon Bank, F.S.B., Albany, New York, as trustee (the "Trustee"). The Trustee is also Bond Registrar and Paying Agent.

         The Bonds are being issued by the Issuer to provide for a project (the "Project") to be undertaken by the Issuer consisting of (A) the acquisition and installation of certain manufacturing equipment at One Mill Street, Fort Edward, New York to be used in connection with the contemplated uses (the "Equipment"); (B) the renovation and completion of portions of the Company's (hereinafter defined) manufacturing plant to accommodate the installation of the Equipment (the "Renovation") (C) the payment of design and installation costs of the Equipment (the "Costs"); and (D) the financing of a part of the cost of the foregoing by issuing Tax-Exempt Industrial Development Revenue Bonds (the Equipment, the Renovation and the Costs are hereinafter collectively called the "Project" or "Project Facility"). The Equipment is to be sold by the Issuer to Decora, Incorporated, a corporation organized and existing under the laws of the State of Delaware and authorized to conduct business in New York as Decora Manufacturing, having an office for the transaction of business at One Mill Street, Ford Edward, New York 12828 (the "Company"), pursuant to the provisions of an installment sale agreement dated as of November 1, 1996 (the "Installment Sale Agreement").

         The Bonds will be equally and ratably secured by the Indenture. The Indenture constitutes a first lien on the Trust Revenues (as defined in the Indenture).

         As further security for the Bonds, the Company has entered into a credit and reimbursement agreement dated as of November 1, 1996 (the "Reimbursement Agreement") with Fleet Bank, Albany, New York (the "Bank"), pursuant to which the Bank is to issue in favor of the Trustee an irrevocable, transferable direct-pay letter of credit (the "Letter of Credit") in an amount sufficient to pay the aggregate principal amount of, or portion of the Purchase Price corresponding to the principal of, the Bonds and up to forty-five (45) days interest on the Bonds calculated at the maximum rate, which is twelve percent (12%) per annum, or portion of the Purchase Price corresponding to interest.

         Under the Letter of Credit, the Bank is obligated to pay to the Trustee, upon presentation of a sight draft and required accompanying documentation, the amount necessary to pay, together with other Non-Preference Monies held by the Trustee under the Indenture, the principal or Purchase Price of and interest on the Bonds then due and payable. The Letter of Credit provides that it will expire on the eighth (8th) anniversary date of its issuance or earlier upon the occurrence of certain events described herein.
The Indenture provides that the Trustee will make timely drawings under the Letter of Credit in accordance with the terms thereof (1) to the extent that Non-Preference Monies are not available therefor, to pay when due (whether by maturity, redemption, acceleration or otherwise) the principal of, premium, if any, and interest on the Bonds and (2) to the extent that cash proceeds from the sale of Tendered Bonds which have been remarketed or other Non-Preference Monies are not available therefor, to pay when due the Purchase Price of Bonds.

         Under certain circumstances, the Letter of Credit may be replaced by a Substitute Letter of Credit. (See the caption "SUMMARY OF THE INSTALLMENT SALE AGREEMENT - Substitute Letter of Credit" herein.)

         As further security for the payment of the principal or Purchase Price of and interest on the Bonds, the Issuer will assign to the Trustee and the Bank the Issuer's rights and remedies under the Installment Sale Agreement (except the Unassigned Rights), including the right to receive installment purchase payments pursuant to a pledge and assignment dated as of November 1, 1996 from the Issuer to the Trustee and the Bank (the "Pledge and Assignment").

         The Indenture, among other things, provides that the Issuer will deposit the proceeds of the sale of the Bonds with the Trustee and that the Trustee will disburse such proceeds to pay the Cost of the Project, but only upon satisfaction of the requirements set forth in the Indenture, the Installment Sale Agreement. The Indenture grants the Trustee a security interest in the proceeds of the sale of the Bonds held by the Trustee prior to disbursement.

         The Bonds are dated and are issuable in the form of fully registered Bonds without coupons in minimum denominations of $100,000 or $100,000 plus any integral multiples of $5,000 in excess thereof. The Bonds will be issued initially under a Book-Entry Only System, registered in the name of Cede & Co., as registered owner and nominee for The Depository Trust Company ("DTC"), which will act as securities depository for the Bonds. Individual purchases of beneficial interests in the Bonds will be made in book-entry form. Purchasers of beneficial interests in the Bonds will not receive certificates representing their interest in the Bonds that they purchase. So long as Cede & Co., as nominee of DTC, is the registered owner of the Bonds, references herein to the Bondholders or registered owners shall mean Cede & Co. rather than the beneficial owners of the Bonds.

         Principal when due, and premium, if any, are payable at the corporate trust office of the Trustee, 80 State Street, Albany, New York 12207. Interest on the Bonds is payable by check mailed, or by wire transfer to certain Bondholders as described herein, to the persons in whose names such Bonds are registered at the close of business on the Record Date. So long as DTC or its nominee is the registered owner of the Bonds, such payments shall be made to DTC or its nominee. Disbursement of such payments to DTC participants is the responsibility of DTC and disbursements of such payments to the beneficial owners is the responsibility of DTC participants and indirect participants.

         The Bonds are limited, special obligations of the Issuer payable solely from payments made by the Company under the Installment Sale Agreement as assigned to the Trustee, monies and securities held by the Trustee under the Indenture and the security provided by the Letter of Credit and the Pledge and Assignment.

         THE BONDS DO NOT CONSTITUTE AND SHALL NOT BE A DEBT OF THE STATE OF NEW YORK OR OF WARREN COUNTY, NEW YORK OR WASHINGTON COUNTY, NEW YORK, AND NEITHER THE STATE OF NEW YORK NOR WARREN COUNTY, NEW YORK NOR WASHINGTON COUNTY, NEW YORK, SHALL BE LIABLE THEREON. THE BONDS DO NOT GIVE RISE TO A PECUNIARY LIABILITY OR CHARGE AGAINST THE GENERAL CREDIT OR TAXING POWERS OF THE STATE OF NEW YORK OR OF WARREN COUNTY, NEW YORK OR WASHINGTON COUNTY, NEW YORK. THE ISSUER HAS NO TAXING POWER.

         No recourse shall be had for the payment of the principal or purchase price or redemption price of or the interest on any Bond or for any claim based thereon against any past, present or future member, officer, employee or agent (except the Company), as such, of the Issuer or of any predecessor or successor corporation, either directly or through the Issuer or otherwise, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise.

         The purchase of the Bonds involves a degree of risk.   Prospective
purchasers should carefully consider the material under the caption "RISK FACTORS" herein.

         The following summaries are not comprehensive or definitive. All references to the Bonds, the Letter of Credit, the Reimbursement Agreement, the Indenture and the Installment Sale Agreement are qualified in their entirety by the definitive forms thereof. Copies of the documents will be made available by the Remarketing Agent to any prospective purchasers upon request.

         Capitalized terms used in this Preliminary Official Statement shall have the meanings specified in Appendix A attached hereto. Terms not otherwise defined in this Preliminary Official Statement have the meanings provided in the specific documents.


                                   THE ISSUER

         The Issuer is a public benefit corporation organized and existing under the laws of the State of New York. The Issuer was created by and constitutes an industrial development agency under the Act. The Issuer was created for the purpose of promoting, developing, encouraging and assisting in the acquiring, constructing, reconstructing, improving, maintaining, equipping and furnishing of industrial, manufacturing, warehousing, commercial, research and recreational facilities, thereby advancing the job opportunities, health, general prosperity and economic welfare of the people of the State of New York and improving their recreational opportunities, prosperity and standard of living.

         Under the Act, the Issuer has power to acquire, hold and dispose of personal property for its corporate purposes; to acquire, use for its corporate purposes and dispose of real property within the corporate limits of Warren and Washington Counties, New York; to appoint officers, agents and employees; to make contracts and leases; to acquire, construct, reconstruct, lease, improve, maintain, equip or furnish one or more projects; to borrow money and issue bonds and to provide for the rights of the holders thereof; to grant options to renew any lease with respect to any project and to grant options to buy any project at such price as the Issuer may deem desirable; to designate depositories of its monies; and to do all things necessary or convenient to carry out its purposes and exercise the powers given in the Act.

         The members of the issuer are appointed by the governing body of Warren and Washington Counties, New York. The Issuer has ten (10) members. The persons currently serving as members of the Issuer are:

                 NAME                                       OFFICE
                 ----                                       ------
                 C. Powel South                             Chairman
                 Bruce A. Ferguson                          Vice Chairman
                 William H. Thomas                          Secretary
                 Robert S. Banks                            Treasurer
                 Nicholas A. Ciamano                        Member
                 David J. Capron                            Member
                 Charles Caputo                             Member
                 Donald A. Cummings                         Member
                 Ronald Montesi                             Member
                 Peter J. Telisky                           Member


         The Bonds are limited, special obligations of the Issuer payable solely from the payments made by the Company under the Installment Sale Agreement, monies and securities held by the Trustee under the Indenture and the security provided by the Letter of Credit and the Pledge and Assignment. Neither the Issuer nor its members or officers are personally liable with respect to the Bonds. Accordingly, no financial information with respect to the Issuer or its members or officers has been included in this Preliminary Official Statement.

                       THE LETTER OF CREDIT AND THE BANK

The Letter of Credit

         Upon issuance of and receipt of payment for the Bonds, the Bank will issue and deliver the Letter of Credit for the account of the Company in favor of the Trustee. Under the Letter of Credit, the Trustee will be authorized to draw an amount sufficient to pay the aggregate principal amount of, or portion of the Purchase Price corresponding to the principal of, the Bonds and up to forty-five (45) days interest on the Bonds, or portion of the Purchase Price corresponding to interest (at a maximum rate of twelve percent (12%) per annum). The Indenture provides that the Trustee will make timely drawings under the Letter of Credit in accordance with the terms thereof (1) to the extent that Non-Preference Monies are not available therefor, to pay when due (whether by maturity, redemption, acceleration or otherwise) the principal of and interest on the Bonds, and (2) to the extent that cash proceeds from the sale of Tendered Bonds which have been remarketed or other Non-Preference Monies are not available therefor, to pay when due the Purchase Price of Bonds. It is not expected that there will be sufficient Non-Preference Monies in the Bond Fund to make such payments. Therefore, it is expected that the Trustee will draw on the Letter of Credit on each Bond Payment Date.

         The Letter of Credit will be transferable and assignable to a successor Trustee appointed in accordance with the Indenture. Amounts payable under the Letter of Credit will be general obligations of the Bank. Such amounts will not be guaranteed, in whole or in part, by the United States of America or any agency or instrumentality thereof.

         The Letter of Credit will automatically terminate upon the earliest of
(A) the eighth (8th) anniversary date of its issuance, (B) presentation of the Letter of Credit to the Bank for cancellation, together with either (1) receipt by the Bank of a certification from the Trustee that all principal of all Bonds Outstanding, together with all accrued interest and premium, if any, due on the Bonds, have been fully paid, or (2) receipt by the Bank of a certificate from the Trustee stating that the Trustee has accepted a Substitute Letter of Credit, (C) the date on which there are no longer any Bonds Outstanding under the Indenture, (D) the date of payment of a drawing under the Letter of Credit for principal and interest due for payment in full of the then Outstanding Bonds or (E) the close of business on the date of receipt by the Bank of written notice from the Trustee stating that the Fixed Rate has become effective and that the Letter of Credit is being surrendered for cancellation.

         Pursuant to the Reimbursement Agreement, the Company has agreed to repay any amounts drawn on the Letter of Credit, together with interest at a rate equal to two percent (2.00%) per annum plus the Prime Rate (as defined in the Reimbursement Agreement), plus reasonable charges incurred by the Bank in connection with any draws on the Letter of Credit.

The Bank

         Fleet Bank (the "Bank") is a banking corporation organized under the laws of the State of New York and is a wholly-owned subsidiary of Fleet New York, Inc., a Rhode Island corporation which in turn is wholly-owned by Fleet Financial Group, Inc., a Boston, Massachusetts based registered bank holding company incorporated under the laws of the State of Rhode Island ("Fleet").

         The Bank is engaged in the general commercial banking and trust business and provides a wide variety of services related thereto. As of June 30, 1996, total assets were approximately $11,639,894,000, total deposits (domestic and foreign) were approximately $9,326,669,000, and net loans and lease financings were approximately $7,284,520,000. The Bank's net profit for the period commencing January 1, 1995 through and including December 31, 1995 was approximately $118,640,000.

         The foregoing summary information is included for convenience purposes only and such information is qualified in its entirety by the Consolidated Report of Condition and Income for the Bank for the period ending December 31, 1995 (attached hereto) and for the period ending June 30, 1996 (attached hereto), for a detailed description of the financial condition of the Bank.
The Bank will provide upon written request copies of such reports to any purchaser or prospective purchaser of the Bonds.


                          THE COMPANY AND THE PROJECT

The Company

         The Company is in the business of developing, manufacturing and selling self-adhesive consumer decorative products and specialty industrial products and is a wholly-owned subsidiary of Decora Industries, Inc. a Delaware corporation. It develops and manufactures these products utilizing its proprietary pressure-sensitive adhesive and release systems technologies, including its technology known as Wearlon(R). On April 18, 1990, the Company acquired the assets of the Decora Division of United Merchants and Manufacturers, Inc. (a NYSE company). The Decora Division had been in business since 1945 and was the originator of the pressure-sensitive, stylized, decorative covering material bearing the brand name Con-Tact(R).

         Concurrent with the acquisition, the Company entered into an exclusive five-year manufacturing and distribution agreement (the "Manufacturing Agreement") with Rubbermaid Incorporated ("Rubbermaid") with has since been extended to 1999, whereby decorative self-adhesive vinyl and related products are exclusively manufactured for and distributed by Rubbermaid under their Con-Tact(R) brand name. The Con-Tact(R) manufacturing and adhesive technology is owned by the Company and, along with the trademark originally established by the Company, enabled the company in the 1950's to establish its continued market leadership position in the industry. The Company has continued to invest in and improve the coating and adhesive technology involved in the manufacture of these products, and in conjunction with the development of its Wearlon(R) technology, has recently developed a new group of proprietary products that are now being distributed by Rubbermaid and other new strategic partners.

         At the time of the acquisition in 1990, the majority of the Company's revenues were from sales of its core Con-Tact(R) and related products under a single exclusive manufacturing agreement with Rubbermaid. Following the acquisition, management began to seek growth and diversification opportunities in order to complement the Company's mature core business. During the fiscal 1996, 1995 and 1994, revenues under the Rubbermaid contract have been 90%, 93% and 94%, respectively, of total revenues. Management's main focus in the development of long-term growth strategies has been:

         - To maximize its strategic alliance with Rubbermaid and its consumer products distribution network;

         - To utilize its modular product components and technologies to create self-adhesive products for new applications and market segments;

         - To establish additional strategic relationships for distribution of new products in segments, channels and geographic areas not served by Rubbermaid; and

         - To compliment its consumer products with other applications and products for the industrial coatings and substrates markets.

         Significant resources have been invested in research and initiating new product programs arising from the Company's base self-adhesive technology. The development program has resulted in a new generation of decorative consumer products including several for its core business that are distributed by Rubbermaid, as well as others for other new markets and strategic distributors. Several new consumer products were introduced during the past two fiscal years and the Company continues to invest in research efforts; however, primary emphasis is now placed on the commercialization and refinement of new products and the expansion of marketing relationships and distribution channels.


The Project

         During the past 18 months, the Company completed a significant expansion of its manufacturing operations in order to fulfill the requirements of the expanded Manufacturing Agreement with its largest customer, Rubbermaid, which was signed on April 17, 1995. With the new operations, the Company now performs final consumer packaging steps for Con-Tact(R) decorative products. These operations had previously taken place at a Rubbermaid facility in North Carolina and were installed in the Company's facility in order to lower order-to-shipment cycle times, improve working capital turnover, reduce product cost and more efficiently utilize manufacturing assets.

         The project involved the relocation, installation and start-up of fourteen finish packaging machines owned by Rubbermaid in the Company's facility in Fort Edward, New York as well as improvements to existing machinery and equipment. Such activities required significant modifications of and additions to the Company's facility including equipment reconfiguration and upgrade, wiring, air, material handling and storage, roofing, lighting, flooring and ventilation.


Financial Information on the Company

         Attached hereto as Appendix "D" are Decora Industries, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1996 as filed with the Securities and Exchange Commission and Decora Industries, Inc.'s Report on Form 10-Q for the fiscal quarter ending June 30, 1996 as filed with the Securities and Exchange Commission.

         THE ISSUER AND THE UNDERWRITER MAKE NO REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN APPENDIX D.


                                  RISK FACTORS

         Purchase of the Bonds involves a degree of risk. In order to identify risk factors and make an informed investment decision, potential investors should be thoroughly familiar with this entire Preliminary Official Statement (including the Appendicies hereto) in order to make a judgment as to whether the Bonds are an appropriate investment. Certain of the risks associated with the purchase of the Bonds are described below. The following list of possible factors, while not setting forth all of the factors which must be considered, contains some of the factors which should be considered prior to purchasing the Bonds. This discussion of risk factors is not, and is not intended to be, comprehensive or exhaustive.

No Obligation of State or of Warren or Washington County

         The Bonds are not obligations of the State of New York or of Warren County, New York or Washington County, New York, and neither the State of New York nor Warren County, New York nor Washington County, New York has any liability thereunder. The Bonds are special revenue bonds payable solely from the sources described in this Preliminary Official Statement and the Indenture.

Default by Bank under Letter of Credit

         Fleet Bank (the "Bank") will issue the initial Letter of Credit which will authorize the Trustee to draw on the Bank, in accordance with the terms and conditions set forth in the initial Letter of Credit, by drafts, periodically in an amount equal to the principal of the Bonds (other than Pledged Bonds) when due, whether at stated maturity or upon redemption or acceleration of the Bonds (other than Pledged Bonds), the purchase price of Bonds tendered for purchase pursuant to the Indenture and up to forty-five (45) days' accrued interest on the Bonds (other than Pledged Bonds). The Letter of Credit is the Bondowners' primary expected source of payment of principal of and interest on the Bonds.

         The Bank's obligation under the Letter of Credit will be a general obligation of the Bank, which will not be guaranteed or secured, in whole or in part, by the United States of America or any agency or instrumentality thereof. Default by the Bank under the Letter of Credit may result in insufficient revenues being available to pay the principal of and accrued and unpaid interest on the Bonds and may require registration of the Bonds under the Securities Act of 1933, as amended.

Financial Status of the Company and the Project Facility

         Only limited information with respect to the Company and the Project Facility is included herein. The information was not obtained from an independent third party. The financial success of the Company and/or the Project Facility may affect the risk of an acceleration of the Bonds prior to maturity.

         If the Company were to file a petition for relief under Title 11 of the United States Code (the "Federal Bankruptcy Code"), such filing would constitute an "Event of Default" under the Indenture permitting, under the terms set forth in the Indenture, the acceleration of the Bonds. At least one bankruptcy court, however, has temporarily prohibited an indenture trustee from declaring a default based solely upon the commencement of a Chapter 11 reorganization case provided that the Company has timely made all debt service payments both before and after the case and no other events of default exist.

Mandatory Tender

         The Bonds are subject to mandatory tender at any time effectively at the option of the Company. At least thirty (30) days prior to the date the Bonds are to be tendered, the Trustee shall notify each Bondholder of the Company's exercise of its option, which will include, among other information, the right of the owner not to tender its Bonds. See the caption "THE BONDS - Mandatory Tender" herein.

Default by the Company or the Issuer

         No representations or assurances can be given that the Company or the Issuer will not default in performing their respective obligations under the Installment Sale Agreement, the Reimbursement Agreement or the Indenture. If an Event of Default occurs under the Indenture, the Trustee may accelerate the maturity of the Bonds and interest will cease to accrue on the date of acceleration, notwithstanding the fact that the Bondholders may not receive notice of such acceleration until after such date. In addition, no premium will be received upon an acceleration of the Bonds due to a default.

The Reimbursement Agreement

         In the Reimbursement Agreement, the Company makes certain covenants for the benefit of the Bank, including, without limitation, covenants concerning the financial performance of the Company and the ability of the Company to incur additional indebtedness. A failure by the Company to comply with each of these covenants may result in an Event of Default under the Reimbursement Agreement. Upon the occurrence of an Event of Default under the Reimbursement Agreement, the Bank may direct the Trustee to declare the Bonds immediately due and payable and the Trustee will then draw on the Letter of Credit to pay the principal, premium, if any, and interest on the Bonds.

         The terms of the Reimbursement Agreement may be modified, amended or supplemented by the Bank and the Company from time to time without giving notice to or obtaining the consent of the Bondowners. Any amendment, modification or supplement to the Reimbursement Agreement may contain amendments or modifications to the covenants of the Company or additional covenants of the Company and these amended or modified covenants may be more or less restrictive than those in effect at the date of issuance of the Bonds.

Enforceability of Remedies

         The remedies available to the Trustee and the Bondowners upon an Event of Default under the Indenture are in many respects dependent upon judicial actions which are, in turn, often subject to discretion and delay. Under existing constitutional and statutory laws and judicial decisions, including specifically the Federal Bankruptcy Code, a particular remedy specified by the Indenture may not be readily available or, if available, may be limited or subject to substantial delay. The various legal opinions to be delivered concurrently with the issuance and delivery of the Bonds will be qualified as to the enforceability of the various legal instruments by limitations imposed by principles of equity and by bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally.

         THE BONDS ARE BEING OFFERED SOLELY ON THE BASIS OF THE FINANCIAL STRENGTH OF THE BANK AND NOT ON THE FINANCIAL STRENGTH OF THE COMPANY OR OTHER SECURITY. ONLY A BRIEF DESCRIPTION OF THE COMPANY IS INCLUDED HEREIN. THE OWNERS OF THE BONDS WILL NOT BE ABLE TO ASSESS THE LIKELIHOOD THAT PAYMENT OF THE BONDS WILL BE ACCELERATED BEFORE THE STATED MATURITY THEREOF BECAUSE OF AN EVENT OF DEFAULT UNDER THE REIMBURSEMENT AGREEMENT, UPON WHICH ACCELERATION THE BONDS WOULD CEASE TO ACCRUE INTEREST AND WOULD BE PAYABLE AT PAR.

Loss of Federal Tax Exemption

         Under certain circumstances, interest on the Bonds may become subject to federal income taxation. The Bonds are subject to mandatory redemption in the event of such an occurrence at a redemption price equal to 100% of the principal amount of the Bonds Outstanding together with accrued interest to the date of redemption.

Bonds Not Secured by Real or Personal Property

         The Bonds are not secured by a mortgage lien on or security interest in any real or personal property of the Company.

Conflicts of Interest

         Bond Counsel is also acting as counsel to the Issuer and has represented the Issuer in prior transactions.


                                   THE BONDS

Security for the Bonds

         The Bonds will be secured by (A) the assignment effected by the Pledge and Assignment (except the Unassigned Rights), including the right to collect and receive installment purchase payments required to be made thereunder, (B) all other monies and securities held from time to time by the Trustee for the Bondholders pursuant to the Indenture, including all proceeds of the Bonds prior to disbursement and (C) the Letter of Credit.

Specific Details of the Bonds

         The Bonds shall be dated the Closing Date and shall mature on November 1, 2004. The Bonds shall bear interest from the date thereon or from the most recent Interest Payment Date to which interest has been paid.
Interest on Bonds will be payable monthly commencing December 5, 1996 and thereafter on the first Thursday of each month until the earlier to occur of
(i) the Conversion Date or (ii) the Maturity Date. Upon the Conversion Date, interest on the Bonds will thereafter be payable semiannually on the first day of each May and November until the Maturity Date. Notwithstanding anything herein to the contrary, the interest rate borne by the Bonds (excluding Pledged Bonds) shall not exceed twelve percent (12%) per annum.

Selection of Applicable Weekly Rate

         Prior to the Fixed Rate Conversion Date, the Bonds (except Pledged Bonds) shall bear interest at the Applicable Weekly Rate, which rate shall be determined periodically for each Weekly Rate Period by the Remarketing Agent on the Wednesday of each calendar week (or if Wednesday should not be a Business Day, then on the Business Day immediately preceding such Wednesday (the "Interest Rate Determination Date") as the minimum interest rate necessary to resell such Bonds, as of the date of determination and under prevailing market conditions, at 100% of the face amount thereof plus accrued interest thereon.
A Weekly Rate Period will be from a Thursday of one calendar week through the Wednesday of the immediately following calendar week. Pursuant to Section 1 of the Remarketing Agreement, the Remarketing Agent shall notify the Trustee on each Interest Rate Determination Date of the change in the Applicable Weekly Rate, if any, to take effect on the next succeeding Interest Rate Effective Date. The Remarketing Agent shall notify the Company in writing of such change in the Applicable Weekly Rate.

         If for any reason the interest rate on the Bonds cannot be established for any Interest Rate Period as described above or is held invalid or unenforceable by a court of law, the interest rate on the Bonds during such Interest Rate Period shall be the Interest Index.

         Interest on Pledged Bonds shall bear interest at a rate equal to two and one-half percent above the Prime Rate and shall be computed on the basis of a 360 day year, charged on actual days elapsed.

Conversion Option

         The interest rate on Bonds shall be converted from the Applicable Weekly Rate to the Applicable Fixed Rate upon the exercise by the Company of the Conversion Option. See heading titled "Mandatory Tender Upon Conversion to Applicable Fixed Rate" set forth below in this Preliminary Official Statement.

         The Applicable Fixed Rate on the Bonds shall be the minimum rate per annum, determined by the Remarketing Agent not less than two (2) nor more than fifteen (15) Business Days next preceding the Fixed Rate Conversion Date, that would be necessary, based on prevailing market conditions and the yields at which comparable securities are then being sold, to produce a par bid for each Outstanding Bond. The Applicable Fixed Rate so determined shall remain in effect until the Maturity Date.

         Interest on the Bonds shall be computed on the basis of a 365-day or 366-day year for the actual number of days elapsed, except that from and including the Conversion Date, interest shall be completed on the basis of a 360-day year.

         Principal or Purchase Price of and premium, if any, on the Bonds will be payable in lawful money of the United States of America.

         Installments of interest on any Bond and any Sinking Fund Payment or principal payment due prior to the Maturity Date which is payable and which is punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name such Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date and will be paid by check or draft of the Trustee and mailed to such registered owner at the address appearing on the bond register or, at the option of any Holder of Bonds in an aggregate principal amount of $250,000 or greater, be transmitted by wire transfer at such owner's written request to the bank account number on file with the Trustee provided the Trustee has been furnished with appropriate instructions satisfactory to the Trustee.

Transfer and Exchange

         The Trustee is designated and agrees to act as Bond Registrar and shall cause a bond register to be kept on behalf of the Issuer at the principal office of the Trustee for the registration and transfer of Bonds.
Any Bond, upon the surrender of such Bond to the Bond Registrar, may be transferred upon an assignment duly executed by the registered owner or his legal representative in the form imprinted on the Bond or in such other form as is satisfactory to the Bond Registrar. Upon any such registration of transfer the Issuer will execute and the Trustee will authenticate and deliver in exchange for such Bond a new registered Bond or Bonds, registered in the name of the transferee or transferees thereof.

         No service charge will be made for any transfer or exchange of Bonds. The Issuer or the Trustee may, however, make a charge sufficient to reimburse them for any tax, fee or other governmental charge required to be paid with respect to such transfer or exchange.

         The Person in whose name any Bond shall be registered shall be deemed and regarded as the absolute Owner thereof for all purposes, and payment of or on account of the principal of, or premium if any or interest on, any such Bond shall be made only to or upon the order of the registered owner thereof or his duly authorized legal representative, subject to the terms of the Indenture which govern the payment of Defaulted Payments.

Demand Purchase Option

         Prior to the Fixed Rate Conversion Date, any Bond (unless it is a Pledged Bond) shall be purchased, at the option ("Demand Purchase Option") of the Owner thereof, at a price (the "Purchase Price") equal to one hundred percent (100%) of the principal amount hereof plus accrued and unpaid interest hereon to the Repurchase Closing Date (as hereinafter defined), upon:

         (1) delivery to, and receipt by, the Trustee on a Business Day of a written notice from the registered owner of such Bond ("Bondholder's Tender Notice") which (a) requests the purchase of such Bond by stating the principal amount of such Bond or portion hereof to be purchased ("Tendered Bond"), which portion shall be $100,000 or an integral multiple of $5,000 in excess thereof, and stating the date on which the Tendered Bond shall be purchased, which date shall be a Business Day at least seven (7) calendar days following the receipt by the Trustee of the Bondholder's Tender Notice (the "Repurchase Closing Date"), (b) contains the name and address of the Bondholder, (c) irrevocably requests such purchase, and (d) contains an undertaking of the Bondholder to deliver the Bond to the Trustee in accordance with (2) below; and

         (2) delivery of the Tendered Bond to the office of the Trustee or Tender Agent at or prior to 10:00 a.m., New York City time, on the Repurchase Closing Date with an appropriate endorsement for transfer or accompanied by a bond power endorsed in blank; provided, however, the Tendered Bond shall only be deemed properly tendered hereunder if the Tendered Bond delivered to the Trustee conforms in all respects to the description thereof in the Bondholder's Tender Notice.

         In the event the Tender Agent or the Trustee, as the case may be, determines that the Bondholder's Tender Notice is defective in any respect whatsoever, the Tender Agent or the Trustee, as the case may be, shall immediately notify the Bondholder tendering the Bond.

         Bonds which are the subject of a Bondholder's Tender Notice described in (1) above, but which are not tendered in accordance with (2) above, shall be deemed tendered and all rights of the holder thereof shall be satisfied from the deposit with the Trustee or the Tender Agent, as the case may be, of the Purchase Price thereof, and the Trustee shall hold such Purchase Price in trust for the benefit of such holder until the Bonds purchased with such monies shall have been delivered to or for the account of such holder. Holders of Bonds to be tendered which are not delivered to the Tender Agent or the Trustee by the Bondholder thereof shall have no further rights with respect to such Bonds except to receive payment of the Purchase Price therefor upon surrender of such Bonds to the Tender Agent or the Trustee.

         Notwithstanding the foregoing, (1) the holders of the Bonds shall have no right to exercise a Demand Purchase Option described herein if (a) there shall have occurred and be continuing an Event of Default under the Indenture, or (b) the Applicable Fixed Rate is in effect for the Bonds being held by such Bondholder; and (2) the holder of a Bond has no right to exercise a Demand Purchase Option with respect to those Bonds for which a notice of redemption has been mailed by the Trustee.

Mandatory Tender

         The Bonds are subject to Mandatory Tender upon the exercise by the Company of the Conversion Option or the delivery by the Company of an Alternate Letter of Credit.

         Mandatory Tender Upon Conversion to Applicable Fixed Rate. At the option of the Company, the Interest Mode for the Bonds shall be converted from the Weekly Mode to the Fixed Mode and the rate of interest payable on the Bonds shall be converted from the Applicable Weekly Rate to the Applicable Fixed Rate to the Maturity Date. In order to exercise its option, the Company shall deliver a written notice to the Notice Parties directing such conversion. The notice shall specify (1) the effective date upon which the conversion is to occur (the "Conversion Date"), which shall be a Business Day not less than forty-five (45) nor more than sixty (60) days following the receipt of the conversion notice by such Notice Parties and (2) the date on which the Remarketing Agent is to establish the Applicable Fixed Rate, which date shall be not less than two (2) Business Days, nor more than fifteen (15) Business Days, prior to the Conversion Date. The notice shall be accompanied by the opinion of Nationally Recognized Bond Counsel as required by the Indenture. Upon the date stated in the notice for the determination of the Applicable Fixed Rate, the Remarketing Agent shall determine the Applicable Fixed Rate as the lowest rate of interest that would, in its opinion, based on prevailing market conditions and the yields at which comparable securities are then being sold, be necessary to sell the Bonds in the secondary market at par, plus accrued interest. Notwithstanding the preceding, the Interest Mode for the Bonds shall not be converted to the Fixed Rate Period and the Applicable Fixed Rate shall not be established if:

                 (1) on or before the Conversion Date, there shall not have been supplied to the Notice Parties an opinion of Nationally Recognized Bond Counsel to the effect that the conversion to the Applicable Fixed Rate is: (a) in accordance with the provisions of this Indenture; (b) is authorized or permitted by this Indenture and the Act; (c) will not adversely affect the validity of the Bonds; and (d) affect the exclusion from gross income of the interest payable on the Bonds; or

                 (2) on or prior to 3:00 p.m., New York City time, on the Conversion Date, the Tender Agent does not receive the entire Purchase Price of the Bonds tendered or deemed tendered for purchase, equal to at least the principal amount thereof together with accrued interest to the Conversion Date, from the purchaser(s); or

                 (3) the Letter of Credit or any Substitute Letter of Credit shall not be in an amount sufficient to pay the principal amount and premium, if any, of the Bonds together with two hundred and ten (210) days' interest (calculated on a three hundred and sixty (360) day year of twelve (12) thirty (30) day months; or

                 (4) on or before the Conversion Date, the Trustee and the Company shall not have executed and delivered a continuing disclosure agreement in a form acceptable to the Remarketing Agent as required under the terms of the Indenture.

         In determining the Applicable Fixed Rate in accordance with the terms of the Indenture, the Remarketing Agent shall take into account to the extent applicable the general, financial and credit market conditions, the remaining term and redemption provisions of the Bonds, and other factors, including any credit rating and financial condition of the Bank which, in the judgment of the Remarketing Agent, may have a bearing on the Applicable Fixed Rate on the Bonds. The determination by the Remarketing Agent of the Applicable Fixed Rate to be borne by the Bonds pursuant to the terms of the Indenture shall be conclusive and binding on the Holders of the Bonds and the other Notice Parties. On the Conversion Date, the Bonds shall be converted to the Applicable Fixed Rate and shall be subject to mandatory purchase by the Tender Agent at the Purchase Price on the Conversion Date, other than such Bonds or portions thereof for which the Holder shall have timely delivered the written executed instrument set forth below. Notice of the Applicable Fixed Rate so determined shall be given by the Remarketing Agent by Electronic Notice, promptly confirmed in writing, to the Trustee (and the Remarketing Agent shall promptly then inform the Notice Parties of the same).

         In the event any of the conditions specified in (1), (2), (3) or (4) above shall not occur by 4:30 p.m., New York City time, and the Trustee shall have received written notice from the Remarketing Agent to such effect on the Conversion Date, the Conversion Date shall be deemed not to have occurred. The Trustee shall promptly notify all Holders of the Bonds (i) that the Conversion of the interest rate on the Bonds to the applicable Fixed Rate did not occur;
(ii) that all Bonds (including any Bonds the Holders of which shall have elected to retain pursuant to the Indenture shall nevertheless be deemed tendered for purchase on that date as would have been the Conversion Date and at the Purchase Price; (iii) that such Holders shall not be entitled to any payment (including any interest to accrue subsequent to the Conversion Date) other than the Purchase Price for such Bonds; and (iv) that the Bonds will continue to bear interest at the Applicable Weekly Rate.

         Not earlier than sixty (60) days prior to the Conversion Date or later than thirty (30) days prior to the Conversion Date, the Trustee shall send a notice (the "Conversion Option Notice") to the owners of all Outstanding Bonds which have not been called for redemption, in substantially the form of Exhibit C-1 of the Indenture. Such notice shall describe (1) the terms of the Mandatory Tender, (2) the right of the owner to elect not to tender, (3) the Letter of Credit to be in effect following the Mandatory Tender, (4) the right of the owner of a Bond in an aggregate amount of $200,000 or more to elect not to tender the total principal amount and to continue to hold a portion of its Bonds (but in no event in any amount other than $100,000, or any integral multiple of $5,000 in excess thereof) and (5) that the rating then in effect with respect to the Bonds, if any, may be withdrawn or lowered.

         Notwithstanding the foregoing, each Bondholder may, by delivery to the Trustee for receipt at least by twenty (20) days immediately preceding the Conversion Date of an irrevocable election not to tender, elect to continue to hold its Bonds (or portions thereof) past the Conversion Date at the Applicable Fixed Rate. Such notice shall be in substantially the form of Exhibit C-2 of the Indenture.

         Mandatory Tender Upon Delivery by the Company of an Alternate Letter of Credit. The Company shall deliver notice to the Trustee at least sixty (60) days prior to the expiration of the Letter of Credit or Substitute Letter of Credit securing such Bonds of its intent to deliver an Alternate Letter of Credit in substitution for such Letter of Credit or Substitute Letter of Credit, as a result of which all Bonds secured by such Letter of Credit which have not been called for redemption shall be subject to Mandatory Tender by the owner thereof on the Alternate Security Date, provided, however, that the Company shall not deliver an Alternate Letter of Credit or Substitute Letter of Credit until the Company pays to the Bank any and all amounts then due or to become due under the Reimbursement Agreement. Notwithstanding the foregoing, each Bondholder may, by delivery to the Trustee for receipt at least twenty
(20) days immediately preceding any Alternate Security Date of an irrevocable election not to tender, elect to continue to hold its Bonds past the respective Alternate Security Date. Such notice shall be in substantially the form of Exhibit C-4 of the Indenture.

         Not earlier than sixty (60) days prior to the Alternate Security Date or later than thirty (30) days prior to the Alternate Security Date, the Trustee shall send a notice to the owners of all Outstanding Bonds which have not been called for redemption, in substantially the form of Exhibit C-3 of the Indenture. Such notice shall describe (1) the terms of the Mandatory Tender, (2) the right of the owner to elect not to tender, (3) a brief description of the Alternate Letter of Credit and the identity of the Substitute Bank issuing the Alternate Letter of Credit,
(4) the right of the owner of a Bond in an aggregate amount of $200,000 or more to elect not to tender the total principal amount and to continue to hold a portion of its Bonds (but in no event in any amount other than $100,000, or any integral multiple of $5,000 in excess thereof) and (5) that the rating then in effect with respect to the Bonds secured by such Alternate Letter of Credit will be withdrawn or lowered.

         Bondholders who fail to file a notice to retain their Bonds shall be required to deliver their Bonds to the Trustee for purchase at the Purchase Price on the Conversion Date or the Alternate Security Date, as the case may be, with an appropriate endorsement for transfer or accompanied by a bond power endorsed in blank. Any such Bonds not so delivered on such Conversion Date or the Alternate Security Date, as the case may be ("Undelivered Bonds"), for which there has been irrevocably deposited in trust with the Trustee an amount of moneys sufficient to pay the Purchase Price of the Undelivered Bonds, shall be deemed to have been purchased.

IN THE EVENT OF A FAILURE BY AN OWNER OF BONDS REQUIRED TO BE TENDERED (OTHER THAN AN OWNER OF BONDS WHO HAS GIVEN NOTICE OF ITS ELECTION NOT TO TENDER AS PROVIDED ABOVE) TO DELIVER ITS BONDS ON OR PRIOR TO THE CONVERSION DATE OR THE ALTERNATE SECURITY DATE, SAID OWNER SHALL NOT BE ENTITLED TO ANY PAYMENT (INCLUDING ANY INTEREST TO ACCRUE ON OR SUBSEQUENT TO THE CONVERSION DATE OR THE ALTERNATE SECURITY DATE) OTHER THAN THE PURCHASE PRICE FOR SUCH UNDELIVERED BONDS, AND ANY UNDELIVERED BONDS SHALL NO LONGER BE ENTITLED TO THE BENEFITS OF THE INDENTURE, EXCEPT FOR THE PURPOSE OF PAYMENT OF THE PURCHASE PRICE THEREFOR.

Book Entry System

         The Bonds shall initially be issued in the form of fully-registered Bonds, which Bonds shall be registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), a limited purpose trust company organized under the laws of New York. Except as provided below, all of the Bonds shall be registered in the bond register in the name of Cede & Co., as nominee of DTC; provided that if DTC shall request that the Bonds be registered in the name of a different nominee, the Trustee shall exchange all or any portion of the Bonds for an equal aggregate principal amount of Bonds registered in the name of such nominee or nominees of DTC. No person other than DTC or its nominee shall be entitled to receive from the Issuer or the Trustee either a Bond or any other evidence of ownership of the Bonds, or any right to receive any payment in respect thereof unless DTC or its nominee shall transfer record ownership of all or any portion of the Bonds on the bond register in connection with the discontinuing of the book entry system.

         So long as the Bonds or any portion thereof are registered in the name of DTC or any nominee thereof, all payments of the principal or Purchase Price of, premium, if any, or interest on such Bonds shall be made to DTC or its nominee on the dates provided for such payments under the Indenture. Each such payment to DTC or its nominee shall be valid and effective to fully discharge all liability of the Issuer, the Trustee, the Bank or the Company with respect to the principal Purchase Price of, premium, if any, or interest on the Bonds
to the extent of the sum or sums so paid.   In the event of the redemption of
less than all of the Bonds Outstanding, the Trustee shall not require surrender by DTC or its nominee of the Bonds so redeemed, but DTC ( or its nominee) may retain such Bonds and make an appropriate notation on the Bond certificate as to the amount of such partial redemption; provided that DTC shall deliver to the Trustee, upon request, a written confirmation of such partial redemption and thereafter the records maintained by the Trustee shall be conclusive as to the amount of the Bonds which have been redeemed.

         The Issuer and the Trustee may treat DTC (or its nominee) as the sole and exclusive owner of the Bonds registered in its name for the purpose of payment of the principal of, premium, if any, or interest on the Bonds, selecting the Bonds or portions thereof to be redeemed, giving any notice permitted or required to be given to Owners of Bonds under the Indenture, registering the transfer of Bonds, obtaining any consent or other action to be taken by the Owners of Bonds and for all other purposes whatsoever; and neither the Issuer nor the Trustee shall be affected by any notice to the contrary. Neither the Issuer, the Company, the Trustee nor the Bank shall have any responsibility or obligation to any participant in DTC, any person claiming a beneficial ownership interest in the Bonds under or through DTC or any such participant, or any other person which is not shown on the bond register as being an Owner, with respect to either: (1) the Bonds; or (2) the accuracy of any records maintained by DTC or any such participant; or (3) the payment by DTC or any such participant of any amount in respect of the principal of, premium, if any, or interest on the Bonds; or (4) any notice which is permitted or required to be given to the Owners of the Bonds under the Indenture; or (5) the selection by DTC or any such participant of any person to receive payment in the event of a partial redemption of the Bonds; or (6) any consent given or other action taken by DTC as the Owner of Bonds.

         So long as the Bonds or any portion thereof are registered in the name of DTC or any nominee thereof, all notices required or permitted to be given to the Owners of Bonds under the Indenture shall be give to DTC.

         In connection with any notice or other communication to be provided to Owners of Bonds pursuant to the Indenture by the Issuer or the Trustee with respect to any consent or other action to be taken by Owners of Bonds, DTC shall consider the date of receipt of notice requesting such consent or other action as the record date for such consent or other action, provided that the Issuer or the Trustee may establish a special record date for such consent or other action. The Issuer or the Trustee shall give DTC notice of such special record date not fewer than 15 calendar days in advance of such special record date to the extent possible.

         The book-entry system for registration of the ownership of the Bonds in Book-Entry Form may be discontinued at any time if either: (1) after notice to the Issuer, the Company and the Trustee, DTC determines to resign as securities depository for the Bonds; or (2)after notice to DTC, the Trustee, the Issuer, the Company, the Bank and the Remarketing Agent determine that continuation of the system of book-entry transfers through DTC (or through a successor securities depository) is not in the best interest of the Company or the Bondholders. In each of such events (unless the Issuer appoints a successor securities depository), the Bonds shall be delivered in registered certificate form to such Persons, and in such principal amounts, as may be designated by DTC, but without any liability on the part of the Issuer, the Trustee, the Company or the Bank for the accuracy of such designation.
Whenever DTC requests the Issuer, the Company and the Trustee to do so, the Issuer and the Trustee shall cooperate with DTC in taking appropriate action after reasonable notice to arrange for another securities depository to maintain custody of certificates evidencing the Bonds.

Continuing Disclosure Obligation Upon Conversion

         Subsequent to conversion of the Bonds from the Weekly Rate Period to the Fixed Rate Period, the

Trustee shall enter into a written agreement with the Company in a form acceptable to the Remarketing Agent for the benefit of the Holders of the Bonds, which shall be executed and delivered solely to assist the Remarketing Agent in complying with Rule 15c2-12(b)(5) of the Securities Exchange Act of 1934, as in effect on such date.

Redemption Prior to Maturity

         Extraordinary and Special Mandatory Redemption Without Premium. The Bonds are subject to redemption prior to maturity, in part, without premium, in the event that excess moneys remain in the Project Fund after the Completion Date. In any such event, the Bonds shall be redeemed, as a whole or in part, as the case may be, in the manner provided in the Indenture, at such time as the Trustee determines, at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date, without premium.

         Mandatory Redemption Without Premium Upon Event of Default. The Bonds are also subject to redemption prior to maturity upon receipt by the Trustee of a written notice from the Bank of the occurrence and continuance of a default by the Company under the Reimbursement Agreement and the Bank's election to compel redemption of the Bonds. In either such event, the Bonds shall be redeemed, as a whole, in the manner provided in Article III of the Indenture, on the earliest date for which the Trustee can give notice of redemption required by the Indenture, at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date, without premium.

         Mandatory Taxability Redemption without Premium in the Event of a Determination of Taxability. The Bonds are subject to redemption prior to maturity upon the occurrence of a Determination of Taxability. In such event, the Bonds will be subject to redemption, as a whole, as soon as possible after the discovery of such event, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest to the date of redemption, without premium.

         Mandatory Redemption in the Event of Failure by the Company to Provide Substitute Letter of Credit. The Bonds are also subject to redemption prior to maturity in the event of failure by the Company to provide for delivery to the Trustee of a Substitute Letter of Credit at least forty-five (45) days prior to the Interest Payment Date immediately preceding the expiration date of the Letter of Credit then in effect. In any such event, the Bonds shall be redeemed, as a whole with Non-Preference Monies, on the Interest Payment Date immediately preceding the expiration date of the Letter of Credit, at a redemption price equal to the principal amount to be redeemed, plus accrued interest to the redemption date, without premium.

         Optional Redemption. On or prior to the Fixed Rate Conversion Date, the Bonds are also subject to redemption prior to maturity, at the option of the Company by exercise of its right to prepay the installment purchase payments payable under the Installment Sale Agreement as provided in Section
5.5 thereof, as a whole or in part only from Non-Preference Monies, in the denomination of $5,000 or any integral multiple thereof, on any Interest Payment Date at a redemption price equal to the principal amount to be redeemed, plus accrued interest to the redemption date, without premium, and after the Fixed Rate Conversion Date on the dates and at the prices (expressed as percentages of principal amount to be redeemed) set forth in the following table, plus accrued interest to the redemption date:

         Redemption Date                                    Redemption Price

         May 1 and November 1 immediately                   104%
           following the Conversion Date

         second May 1 and November 1                        103%
           following the Conversion Date

         third May 1 and November 1                         102%
           following the Conversion Date

         fourth May 1 and November 1                        101%
           following the Conversion Date

         after the fourth May 1 and                         100%
           November 1 following the
           Conversion Date

         Except to the extent prohibited by procedures of DTC during any period in which the Bonds are in the Book-Entry Only System, the Remarketing Agent may, by giving written notice to the Trustee at the time the Company exercises the Conversion Option, establish such revised optional redemption dates and premiums as the Remarketing Agent shall, having due regard for prevailing financial market conditions, deem appropriate. Notwithstanding anything to the contrary contained herein, no such notice shall be effective unless the Company shall have delivered to the Trustee at the time of delivery of such notice (1) an opinion of Bond Counsel to the effect that the establishment of such revised optional redemption dates and premiums is lawful under the Act and permitted by the Indenture and does not affect the exclusion of the interest on the Bonds from gross income for federal income tax purposes, and (2) a resolution of the Issuer approving such revised optional redemption dates and premiums.

         Scheduled Mandatory Redemption Without Premium. The Bonds will also be subject to scheduled mandatory redemption, in such manner as the Trustee shall deem fair and appropriate for random selection, prior to maturity, commencing November 1, 1998 and on each November 1, thereafter, by the application of Sinking Fund Payments at a redemption price equal to one hundred percent (100%) of the principal amount thereof, plus accrued interest to the redemption date, without premium, on November 1 of the years and in the principal amounts set forth below:

                 YEAR                                 SINKING FUND PAYMENT
         November 1, 1998                                 $250,000
         November 1, 1999                                  250,000
         November 1, 2000                                  250,000

         November 1, 2001                                  250,000
         November 1, 2002                                  250,000
         November 1, 2003                                  250,000
         November 1, 2004                                 *960,000

---------------
*final maturity

         Partial Redemptions. In the event of any partial redemption, the particular Bonds or portions thereof to be redeemed to be selected by the Trustee not more than sixty (60) days prior to the redemption date by lot, within each series of Bonds. The Company shall have the right to elect the particular series of Bonds to be redeemed in the event of a partial redemption; provided, however, that Pledged Bonds shall be redeemed before any other Bonds. Further, the Trustee may provide for the selection for redemption of portions (equal to $5,000 or any integral multiple of thereof) of Bonds. In no event shall the principal amount of Bonds subject to any partial redemption be other than a whole multiple of $5,000.

Company's Election to Redeem

         The Company shall give written notice to the Trustee, the Bank and the Issuer of its election to cause redemption of Bonds prior to maturity, the particular series of Bonds to be redeemed in the event of a partial redemption, and of the redemption date.

Notice of Redemption

         Notice of the intended redemption of each Bond subject to redemption will be given by the Trustee one time by first class mail postage prepaid to the registered owner at the address of such owner shown on the Trustee's bond register and the Bank. All such redemption notices will be given not less than thirty (30) days nor more than forty-five (45) days prior to the date fixed for redemption. Each notice will specify the redemption price, the principal amount of the Bonds to be redeemed, the number of the Bonds to be redeemed if less than all of the Bonds are to be redeemed, the redemption date and the
place or places where amounts due upon such redemption will be payable.   Such
notice will further state that payment of the applicable redemption price plus accrued interest to the redemption date will be made upon presentation and surrender of the Bonds or portions thereof to be redeemed, that upon presentation and surrender to the Trustee of any Bond being redeemed, in part, a new Bond in the principal amount of the unredeemed portion of such Bond will be issued, and that the Bonds or portions thereof so called for redemption will cease to bear interest on the specified redemption date. The failure to give any such notice, or any defect therein, will not affect the validity of any proceeding for the redemption of any Bond with respect to which no such failure to give notice, or defect therein, has occurred. Notwithstanding anything herein to the contrary, the Trustee shall not give any notice in the case of an optional redemption pursuant to the Indenture requiring the payment of a premium upon such redemption unless the Company shall have provided the Trustee with Non-Preference Monies in an amount sufficient to pay such premium.

                            SUMMARY OF THE INDENTURE

         The Bonds will be issued under and secured by the Indenture. Reference is made to the Indenture for the complete details of the terms thereof. The following is a brief summary of certain provisions of the Indenture and should not be considered a full statement thereof.

Restriction on Issuance of Bonds

         The total aggregate principal amount of Bonds that may be issued under the Indenture will be expressly limited to $2,460,000. The Bonds shall be issued in denominations of $100,000 or any integral multiple of $5,000 in excess thereof.

Limited Obligations

         The Bonds, together with the premium, if any, and interest thereon, will be limited, special obligations of the Issuer payable, with respect to the Issuer, solely from Trust Revenues, which Trust Revenues are pledged and assigned for the equal and ratable payment of all sums due under the Bonds, and will be used for no other purpose than to pay the principal of, premium, if any, on and interest on the Bonds, except as may be otherwise expressly provided in the Indenture.

         THE BONDS ARE NOT AND SHALL NOT BE A DEBT OF THE STATE OF NEW YORK OR OF WARREN COUNTY, NEW YORK OR WASHINGTON COUNTY, NEW YORK AND NEITHER THE STATE OF NEW YORK NOR WARREN COUNTY, NEW YORK NOR WASHINGTON COUNTY, NEW YORK SHALL
BE LIABLE THEREON.   THE BONDS DO NOT GIVE RISE TO A PECUNIARY LIABILITY OR
CHARGE AGAINST THE GENERAL CREDIT OR TAXING POWERS OF THE STATE OF NEW YORK OR OF WARREN COUNTY, NEW YORK OR WASHINGTON COUNTY, NEW YORK. THE BONDS DO NOT REPRESENT A GENERAL OBLIGATION OF THE ISSUER. THE ISSUER HAS NO TAXING POWER.

         No recourse shall be had for the payment of the principal or Purchase Price of, premium, if any, on or interest on any Bond or for any claim based thereon or on the Indenture against any past, present or future member, officer, employee or agent (other than the Company), as such, of the Issuer or of any predecessor or successor corporation, either directly or through the Issuer or otherwise, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise.

Delivery of Bonds

         Upon the execution and delivery of the Indenture, the Issuer will execute and deliver the Bonds (including a reasonable number of additional Bonds to be retained by the Trustee for authentication and delivery upon transfer or exchange of any Bond) to the Trustee, and the Trustee will authenticate and deliver the Bonds to the purchasers thereof upon receipt by the Trustee of the following:

         (1)     Bond proceeds;

         (2)     Original executed counterparts of the Financing Documents;

         (3)     The executed original Letter of Credit;

         (4) A copy, duly certified by the Secretary of the Issuer, of the Bond Resolution;

         (5) Opinions of counsel to the Issuer, the Company, the Bank and Bond Counsel conforming to the requirements of the Bond Purchase Agreement;

         (6) A request and authorization to the Trustee, signed by an Authorized Representative of the Issuer, to authenticate and deliver the Bonds to the purchaser or purchasers therein identified upon the terms specified therein;

         (7)     Proof of compliance with the State Environmental Quality
Review Act.

         (8) The certificates and policies, if available, of the insurance required by the Installment Sale Agreement;

         (9)     An executed copy of the Tax Regulatory Agreement;

         (10)    evidence that the Issuer has validly made the election under
Section 144(a)(4) of the Code and that a completed, executed Internal Revenue Service Form 8038 with respect to the Bonds has been mailed to the Internal Revenue Service; and

         (11) Such other documents as the Trustee, the Issuer, the Bank or Bond Counsel may reasonably require.

Establishment of Funds

         The Issuer establishes and creates the following special trust funds and subaccounts comprising such funds under the Indenture:

         (a)     Project Fund
                          (i)     Project Fund Non-Preference Monies Subaccount

         (b)     Bond Fund
                          (i)     Bond Fund Non-Preference Monies Subaccount

                          (ii)    Bond Fund Preference Monies Subaccount

         (c)     Rebate Fund
                          (i)     Rebate Fund Principal Subaccount
                          (ii)    Rebate Fund Earnings Subaccount

Application of Proceeds of Bonds

         The Issuer will deposit with the Trustee all of the proceeds from the sale of the Bonds, including accrued interest payable on the Bonds. The Trustee will deposit a portion of the proceeds of the Bonds representing accrued interest on the Bonds into the Bond Fund Non-Preference Monies Subaccount and the Trustee will deposit the remainder of such proceeds in the Project Fund.

The Project Fund

         In addition to monies deposited in the Project Fund from the proceeds of the Bonds, there shall be deposited in the Project Fund all other monies received by the Trustee under or pursuant to the Indenture or the Installment Sale Agreement which, by the terms thereof, are to be deposited in the Project Fund Monies on deposit in the Project Fund will be disbursed and applied by the Trustee to pay the Cost of the Project pursuant to the applicable provisions of the Indenture and the Installment Sale Agreement. It is expected that there shall be a single Advance of the proceeds of the Bonds on the Closing Date

         Except for any amount retained for the payment of incurred and unpaid items of the Cost of the Project, after the Completion Date all monies in the Project Fund, after any transfer to the Rebate Fund required by the Indenture and the Tax Regulatory Agreement, will be transferred to the Bond Fund and used to redeem Bonds.

         In the event the unpaid principal amount of the Bonds is accelerated upon the occurrence of an Event of Default, the balance in the Project Fund will be transferred to the Bond Fund and, to the extent such monies constitute Non-preference Monies, will be used to pay the principal of, premium, if any, on and interest on the Bonds.

         The Trustee will maintain adequate records pertaining to the Project Fund and all disbursements therefrom and, upon request and within sixty (60) days after the Completion Date, file an accounting thereof with the Issuer, the Company and the Bank.

The Bond Fund

         The Trustee will deposit the following monies into the Bond Fund: (1) after any transfer to the Rebate Fund required by the Tax Regulatory Agreement and the Indenture, any remaining monies in the Project Fund on the Completion Date; (2) the balance in the Project Fund in the event of acceleration of the Bonds upon the occurrence of an Event of Default; (3) all installment purchase payments received from the Company under the Installment Sale Agreement (except payments made with respect to the Unassigned Rights); (4) all other monies received by the Trustee under and pursuant to the Indenture or the Installment Sale Agreement which by the terms of such documents are to be deposited into the Bond Fund, or are accompanied by directions from the Company or the Issuer that such monies are to be paid into the Bond Fund. Monies on deposit in the Bond Fund Non-Preference Monies Subaccount which constitute or become Non-Preference Monies will be applied by the Trustee to pay the principal of, premium, if any, on and interest on the Bonds as the same become due.

         In no event will the Trustee pay any portion of the principal of, premium, if any, on or interest on any Bond from other than Non-Preference Monies.

         If at any time monies to be deposited into the Bond Fund are derived from or drawn from different sources (for example, funds received as a result of the remarketing of the Bonds or funds drawn under the Letter of Credit), the Trustee shall not commingle such funds and shall establish and maintain as many separate accounts or subaccounts within the Bond Funds as are necessary for each different source of funds.

The Rebate Fund

         The Trustee, upon the receipt of a certification of the Rebate Amount from an Authorized Representative of the Company, will deposit in the Rebate Fund Principal Account within thirty (30) days after the end of each Bond Year commencing with the first Bond Year, an amount such that the amount held in the Rebate Fund Principal Subaccount after such deposit is equal to the Rebate
Amount calculated as of the last day of the prior Bond Year.   If there has
been delivered to the Trustee a certification of the Rebate Amount in conjunction with the completion or restoration of the Equipment pursuant to the Installment Sale Agreement or the Indenture at any time during a Bond Year, the Trustee will deposit in the Rebate Fund Principal Subaccount upon receipt of such certification an amount such that the amount held in the Rebate Fund Principal Subaccount after such deposit is equal to the Rebate Amount calculated on the Completion Date or at the time of restoration of the Equipment.

         In the event that on the first day of any Bond Year the amount on deposit in the Rebate Fund Principal Subaccount exceeds the Rebate Amount, the Trustee, upon the receipt of written instructions from an Authorized Representative of the Company, will withdraw such excess amount and deposit it in the Project Fund prior to the Completion Date, or, after the Completion Date, transfer such excess to the Bond Fund to be applied to the payment of principal and interest due on the Bonds on the next following Bond Payment Date or, to the extent such monies exceed such amount, to redeem the Bonds; provided, however, that if such excess is derived from funds deposited into the Rebate Fund by the Company as provided in Section 7.3 of the Tax Regulatory Agreement, such excess shall be applied as provided in such Section.

         The Trustee, upon the receipt of written instructions from an Authorized Representative of the Company, will pay to the United States, from amounts on deposit in the Rebate Fund or from other monies supplied by the Company, (1) not less frequently than once every five years after the date of original issuance of the Bonds, an amount such that, together with prior amounts paid to the United States, the total paid to the United States is equal to ninety percent (90%) of the Rebate Amount with respect to the Bonds as of the date of such payment plus all amounts then held in the Rebate Fund Earnings Subaccount, and (2) not later than thirty (30) days after the date on which all Bonds have been paid in full, one hundred percent (100%) of the Rebate Amount as of the date of such payment plus all amounts then held in the Rebate Fund Earnings Subaccount.

Drawing by the Trustee on the Letter of Credit

         During the term of the Letter of Credit, the Trustee will make timely drawings under the Letter of Credit in accordance with the terms thereof (1) to the extent that monies in the Bond Fund Non-Preference Monies Subaccount are not available therefor, to pay when due (whether by reason of maturity, redemption, acceleration or otherwise) the principal of, premium, if any, and interest on the Bonds, and (2) to the extent that cash proceeds from the sale of Tendered Bonds which have been remarketed or other Non-Preference Monies are not available therefore, to pay when due the Purchase Price of Bonds.

         The Trustee will exercise any and all rights under the Letter of Credit, regardless of whether the Bank is in default under the Letter of Credit, in the manner provided therein and in the Indenture, and the Trustee will bring such actions and proceedings under the Letter of Credit as shall be required for the enforcement thereof in accordance with its terms and the terms of the Indenture.

         Any obligations of the Issuer under the Indenture and the Bonds or of the Company under the Installment Sale Agreement which are satisfied from the exercise of the Trustee's rights under the Letter of Credit and the Indenture will be deemed to be satisfied, and no claim therefor may be made by the Bondholders against the Issuer, the Trustee or the Company or by the Issuer, the Trustee or the Bondholders against the Company in respect of such obligations; provided, however, that to the extent the Bank has not been reimbursed for amounts paid under the Letter of Credit or under any other Financing Document, such obligations will not be deemed satisfied, and the Bank will be subrogated to the rights of the Issuer under the Installment Sale Agreement (except the Unassigned Rights) and the rights of the Trustee under the Indenture and the other Financing Documents (except for the rights of the Trustee to receive payments for fees, expenses, indemnifications or other amounts which are payable to the Trustee individually under the Financing Documents and are not to be subsequently delivered to the Bondholders), and, further, such subrogation will not release the Company from its obligations under the Reimbursement Agreement or under the other Financing Documents.

         After a drawing on the Letter of Credit described above, all monies held by the Trustee in (i) the Bond Fund which would have been paid to the Bondholders but for the fact that such monies are not Non-Preference Monies on the date of the drawing on the Letter of Credit or (ii) any fund or account established by the Indenture (other than the Rebate Fund) will be paid on the same day as such drawing to the Bank to be applied against the Company's obligations under the Reimbursement Agreement.

         The Trustee shall not apply any funds received as a result of a draw on the Letter of Credit to pay the principal of, premium, if any, and interest on Pledged Bonds.

No Modification of Security: Limitation on Liens

         The Issuer will not, without the prior written consent of the Trustee and the Bank, alter, modify or cancel the Installment Sale Agreement or any other Financing Document to which the Issuer is a party, or which has been assigned to the Issuer, and which relates to or affects the security for the Bonds. Further, except for the Financing Documents and other Permitted Encumbrances, the Issuer will not incur or suffer to be incurred, any mortgage, Lien, charge or encumbrance on or pledge of any of the Trust Revenues prior to or on a parity with the Lien of the Indenture.

Covenant Against Arbitrage Bonds

         So long as any Bonds are Outstanding, the Issuer will not use or direct or permit the use of the proceeds of the Bonds or any other monies in its control (including, without limitation, the proceeds of any insurance settlement with respect to the Project Facility) in such manner as would cause the Bonds to be "arbitrage bonds" within the meaning of such quoted term in
Section 148 of the Code. Except as provided under the caption "Summary of the Indenture - The Rebate Fund" neither the Issuer nor the Trustee shall be responsible for the calculation or payment of any rebate amount required by
Section 148 of the Code.

Events of and Remedies on Default

         The Indenture provides that each of the following events will constitute an Event of Default:

         (a) failure by the Issuer to make due and punctual payment of the interest on any Bond; or

         (b) failure by the Issuer to make due and punctual payment of the principal of or premium, if any, on any Bond, whether at the Stated Maturity thereof, or upon proceedings for the redemption thereof, or upon the maturity thereof by declaration; or

         (c) the occurrence of an Event of Default specified in Section 10.l(a)(4) of the Installment Sale Agreement relating to the dissolution or liquidation of, or a filing of a bankruptcy petition with respect to, the Company; or

         (d) receipt by the Trustee of written notice from the Bank that an "Event of Default" has occurred under the Reimbursement Agreement; or

         (e) receipt by the Trustee within ten (10) Business Days of a draw under the Letter of Credit with respect to interest on the Bonds of written notice from the Bank that the Bank will not be reinstating the interest component of the Letter of Credit; or

         (f) the occurrence of an Event of Default under any of the other Financing Documents; or

         (g)     (l)      subject to clause (2), the failure by the Issuer to
observe and perform any covenant, condition or agreement hereunder on its part to be observed or performed (except obligations referred to in any other paragraph hereof) for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Issuer by the Trustee or by the Holders of not less than a majority of the aggregate principal amount of the Bonds Outstanding;

                 (2) provided, however, if the covenant, condition, or agreement which the Issuer has failed to observe or perform is of such a nature that it cannot reasonably be fully cured with such thirty (30) day period, the Issuer shall not be in default if it or the Company commences a cure within such thirty (30) day period and thereafter diligently proceeds (in the sole judgment of the Bank) with all action required to complete such cure and in any event, completes such cure within ninety (90) days of such written notice from the Trustee or the Holders of not less than a majority of the aggregate principal amount of the Bonds Outstanding, unless the Trustee or the Holders of not less than a majority of the aggregate principal amount of the Bonds and the Bank shall give their written consent to a longer period;

         (h) a default in the due and punctual payment of the Purchase Price of any Bond as required by the Indenture;

         (i) the failure of the Bank to make any payment required to be made by the Bank under the Letter of Credit;

         (j) a decree or order of a court or agency or Governmental Authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Bank;

         (k) the Bank shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to the Bank or of or relating to all or substantially all of its Property;

         (l) the Bank shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

         (m) default in the performance or observance of any other covenant, agreement or condition on the part of the Issuer in the Indenture or in any Bond to be performed or observed and the continuance thereof for a period of thirty (30) days after written notice thereof is given to the Issuer and the Company by the Trustee or by the holders of at least twenty-five percent (25%) in the aggregate principal amount of the Bonds then Outstanding; or

         (n) the Company or its Authorized Representative shall have made, in any certificate, statement, representation, warranty or financial statement heretofore or hereafter furnished to the Trustee or the Bank in connection with the financing of the Project Facility, a material representation which proves to have been false and misleading as of the time such statement was made, or any such certificate, statement, representation, warranty or financial statement shall omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         Upon the occurrence of an Event of Default under (a) through (j) above, the Trustee shall, by written notice to the Company (with copies to the Issuer and the Bank), declare all Bonds Outstanding immediately due and payable. Upon the occurrence of any other Event of Default set forth above, the Trustee may, and upon the written request of the Holders of not less than a majority of the Outstanding Bonds or the Bank shall, by written notice delivered to the Company (with copies to the Issuer and the Bank) declare all Bonds Outstanding immediately due and payable.

         Upon the occurrence and continuance of any Event of Default, the Trustee shall exercise such of the rights and powers vested in the Trustee by the Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. In considering what actions are or are not prudent in the circumstances, the Trustee shall consider whether or not to take such action as may be permitted to be taken by the Trustee under any of the Financing Documents.

         Notwithstanding anything to the contrary in the Indenture, so long as the Letter of Credit is in effect and the Bank is making all required payments with respect to the Letter of Credit in accordance with the terms of the Letter of Credit, the Trustee shall not exercise any rights or remedies under Article VI of the Indenture and shall not, without the prior written consent of the Bank, take any actions which the Trustee is required or entitled to take under
Article VI of the Indenture unless and until the Trustee shall have accelerated the Bonds and drawn upon the Letter of Credit and in strict conformity with the terms of the Letter of Credit, and the Bank shall have defaulted in the performance of its obligations under the letter of Credit, in which case the Bank shall have no authority to exercise any further rights hereunder, unless and until said default shall have been cured by the Bank to the reasonable satisfaction of the Trustee.

Rights of Bank to Direct Proceedings

         Anything in the Indenture to the contrary notwithstanding, so long as the Letter of Credit is in effect and the Bank is making all required payments with respect to the Letter of Credit in accordance with the terms of the Letter of Credit, the Bank shall have the right to direct the time, method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the Indenture, the Letter of Credit, the Installment Sale Agreement or the other Financing Documents, or for the appointment of a receiver or any other proceedings under the Indenture.

Application of Monies

         All monies received by the Trustee pursuant to any right given or action taken under the default and remedy provisions of the Indenture will, after payment of the costs and expenses of the proceedings resulting in the collection of such monies and of the fees, expenses, liabilities and advances incurred or made by the Trustee, be deposited into the Bond Fund; and all monies in the Bond Fund will be applied, together with the other monies held by the Trustee under the Indenture (other than monies in the Rebate Fund), as follows: (1) Unless the principal of all the Bonds has become due or been declared due and payable, all such monies will be applied:

                 FIRST - to the payment to the Persons entitled thereto of all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest and, if the amount available is not sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the Persons entitled thereto, without any discrimination or preference;

                 SECOND - to the payment to the Persons entitled thereto of the unpaid principal, Purchase Price or Redemption Price of the Bonds (other than Bonds called for redemption for the payment of which monies are held pursuant to the provisions of the Indenture) which shall have become due, in order of their maturities, with interest from the date upon which they became due and, if the amount available is not sufficient to pay in full the principal of and, premium if any, and interest on the Bonds due on any particular date, then to the payment ratably, according to amounts due respectively for principal, interest and premium, if any, to the Persons entitled thereto, without any discrimination or preference;

                 THIRD - to the payment to the Persons entitled thereto of the principal, Purchase Price or Redemption Price of, premium, if any, on, or interest due on the Bonds which may thereafter become due and payable, and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with interest and premium, if any, then due and owing thereon, payment shall be made ratably according to the amount of interest, principal and premium, if any, due on such date to the Persons entitled thereto, without any discrimination or preference; and

                 FOURTH - to the Bank.

         (2) If the principal of all of the Bonds has become due or been declared due and payable, all such monies will be applied to the payment of the principal or Purchase Price of, premium, if any, and interest then due and unpaid upon the Bonds, without preference or priority of principal and premium over interest or of interest over principal and premium, or of any installment of interest over any other installment of interest, or of any Bonds over any other Bonds, ratably, according to the amounts due respectively for principal, premium, if any, and interest, to the Persons entitled thereto without any discrimination or preference.

         (3) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of the Indenture then, subject to the provisions of paragraph (2) hereof in the event that the principal of all the Bonds shall later become due by declaration or otherwise, the monies shall be applied in accordance with the provisions of paragraph (1) hereof.

         Whenever monies are to be applied in the above manner, such monies will be applied at such times, and from time to time, as the Trustee shall determine. Whenever the Trustee applies such monies, it will fix the date (which will be an Interest Payment Date unless it deems another date more suitable) upon which such application is to be made, and upon such date interest on the amounts of principal to be paid on such date will cease to accrue. The Trustee will give such notice as it may deem appropriate of the deposit with it of any such monies and of the fixing of any such date, and will not be required to make payment to the holder of any Bond until such Bond is presented to the Trustee and a new Bond is issued or the Bond is canceled if fully paid.

Supplemental Indentures

         The Issuer and the Trustee, without the consent of or notice to any of the Bondholders but with the prior written consent of the Bank, may enter into supplemental indentures which are not inconsistent with the

Indenture or materially adverse to the Bondholders or to the Bank for one or more of the following purposes:

         (1) to cure any ambiguity or formal defect or omission in the Indenture;

         (2) to grant to or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon the Bondholders or the Trustee or either of them;

         (3) to subject additional rights and revenues to the Lien of the Indenture, or to identify more precisely the Trust Revenues;

         (4) to obtain or maintain a rating on the Bonds from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group;

         (5) to modify, amend or supplement the Indenture or any indenture supplemental to the Indenture in such manner as to permit qualification thereof under the Trust Indenture Act of 1939 or any similar Federal statute hereafter in effect and under any state Blue Sky Law; or

         (6) to amend the Indenture in connection with compliance with provisions of the Code.

         Other supplemental indentures modifying the Indenture may be approved by the holders of two-thirds of the Bonds Outstanding and the Bank, provided that no supplemental indenture is permitted which would cause (1) without the consent of the holder of such Bond, (a) a reduction in the rate, or extension of the time of payment, of interest on any Bond, (b) a reduction of any premium payable on the redemption of, any Bond, or an extension of time for such payment, (c) a reduction in the principal amount payable on any Bond, or an extension of time in which the principal amount of any Bond is payable, whether at the stated or declared maturity or redemption thereof, or (d) a reduction in the Purchase Price of a Tendered Bond or an extension of a Repurchase Closing Date or the Fixed Rate Conversion Date for a Tendered Bond, (2) the creation of a Lien prior to or on a parity with the Lien of the Indenture, (3) a reduction in the aggregate principal amount of Bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of all the holders of all the Bonds which would be affected thereby, (4) the modification of the rights, duties and immunities of the Trustee, without the written consent of the Trustee, or (5) a privilege or priority of any Bond or Bonds over any other Bond or Bonds.

         Notwithstanding anything contained in the Indenture to the contrary, no supplemental indenture which affects any rights or liabilities of the Company shall become effective unless or until the Company shall have consented in writing to the execution and delivery of such supplemental indenture. In this regard, the Trustee shall cause notice of the proposed execution and delivery of any such supplemental indenture to be mailed by certified or registered mail to the Company at least fifteen (15) days prior to the proposed date of execution and delivery of any supplemental indenture. The Company shall be deemed to have consented to the execution and delivery of any supplemental indenture if the Trustee has not received a letter of protest or objection signed by the Company within fifteen (15) days after the mailing of said notice and a copy of the supplemental indenture. The Trustee may rely upon the opinion of Independent Counsel whether or not a supplement indenture affects any rights or liabilities of the Company within the meaning of the Indenture.

Amendment of Other Financing Documents

         The Issuer, the Company and the Trustee may, without the consent of or notice to the Bondholders but subject to receipt of the prior written consent of the Bank, consent to any amendment, change or modification of the Installment Sale Agreement or any other Financing Document (other than the Indenture) (A) as may be required (1) by the provisions of any Financing Document, (2) for the purpose of curing any ambiguity or formal defect or omission therein, (3) so as to identify more precisely the Project Facility described in the Installment Sale Agreement, (4) in connection with any supplemental indenture entered into pursuant to the Indenture, (5) to obtain or maintain a rating on the Bonds from Moody's or Standard & Poor's, (6) to comply with the provisions of the Code necessary to maintain the exclusion of interest on the Bonds from gross income for federal income tax purposes or (7) in connection with any other supplemental indenture, but only if any such amendment, change or modification, in the judgment of the Trustee, if not to be prejudicial to the Trustee or the Bondholders, or (B) as may be requested by the Bank pursuant to the terms of the Indenture.

         The Trustee may rely upon an opinion of Independent Counsel as conclusive evidence that the execution and delivery of any amendment, change or modification to the Installment Sale Agreement or any other Financing Document has been effected in compliance with the provisions of the Indenture.

Discharge or Assignment of Lien

         If the Issuer (1) shall pay or cause to be paid, from sources other than the proceeds of a draw under the Letter of Credit, but in all events in either Non-Preference Monies or Government Obligations, to the holders and owners of the Bonds, the principal of the Bonds and premium, if any, thereon, at the times and in the manner stipulated therein and in the Indenture, (2) shall pay or cause to be paid from any source, but in all events in Non-Preference Monies, to the holders and owners of Bonds, the interest to become due on the Bonds, at the times and in the manner stipulated therein and in the Indenture, (3) shall have paid all fees, costs and expenses including, but not limited to, reasonable attorney's fees of the Trustee and each paying agent (4) shall pay or cause to be paid the entire Rebate Amount to the United States, and (5) shall pay or cause to be paid to the Bank any and all sums due and to become due under the Reimbursement Agreement, then the trust and rights granted by the Indenture will cease, determine and be void, and the Trustee shall (a) cancel and discharge the Lien of the Indenture upon the Trust Revenues, (b) reconvey to the Issuer the Installment Sale Agreement, (c) assign and deliver to the Company any interest in Property at the time subject to the Lien of the Indenture which may then be in its possession, except amounts held by the Trustee for the payment of principal of, interest and premium, if any, on the Bonds, and (d) deliver to the Bank the Letter of Credit for cancellation.

         If the Trustee draws on the Letter of Credit for the payment of the entire principal of, premium, if any, and interest on the Bonds Outstanding, then, upon receipt by the Trustee of confirmation from a member bank of the Federal Reserve wire system that same day funds in the amount of the Trustee's draw on the Letter of Credit have been transmitted for the account of the Trustee, the Trustee shall be deemed automatically and without further action to have sold, transferred, assigned and conveyed to the Bank without recourse the Lien of the Indenture and the rights of the Trustee under the other Financing Documents, and the amount paid by the Bank under the Letter of Credit together with any additional sums due and to become due the Bank pursuant to the Reimbursement Agreement shall thereafter constitute the debt secured by the Indenture. The Trustee shall deliver to the Bank immediately an instrument or instruments in form for recording evidencing such sale, transfer, assignment and conveyance.

         All Outstanding Bonds shall, prior to the maturity or redemption date thereof, be deemed to have been paid if, under circumstances which do not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes, the following conditions have been fulfilled: (1) in case any of the Bonds are to be redeemed prior to their maturity, the requirements of the Indenture with regard to redemption shall have been satisfied, (2) the Issuer will provide Moody's with certification from a nationally recognized accounting firm that at the time of defeasance, the money or securities when deposited are an amount sufficient to pay the principal, interest and Purchase Price on the Bonds when due, and an opinion from a nationally recognized law firm that the Bonds will be defeased with preference-proof monies, and (3) there shall be on deposit with the Trustee Non-Preference Monies, which shall be either cash or obligations described in paragraph (A) of the definition of Authorized Investments, in an amount sufficient, without the need for further investment or reinvestment, but including any scheduled interest on or increment to such obligations, to pay when due the principal and interest due and to become due on the Bonds on and prior to the redemption date or maturity date thereof, as the case may be, and to pay the Purchase Price on any Bonds whose owners have exercised the Demand Purchase Option, and to pay the Trustee for its Ordinary Services and Ordinary Expenses and for its Extraordinary Services and Extraordinary Expenses. The Trustee may rely upon an opinion of an Accountant as to the sufficiency of the cash or such Authorized Investments on deposit. Bondholders shall retain their right to tender Bonds under the Indenture after the Company has provided notice of its intention to defease the Bonds required under the Indenture; provided, however, that such Tendered Bonds may not be remarketed. Amounts paid to the Trustee to defease the Bonds shall be held in trust for the Bondholders.


                   SUMMARY OF THE INSTALLMENT SALE AGREEMENT

         The Project Facility is to be sold to the Company pursuant to the Installment Sale Agreement. Reference is made to the Installment Sale Agreement for complete details of the terms thereof. The following is a brief outline of certain provisions of the Installment Sale Agreement and should not be considered a full statement thereof.

Representations, Warranties and Covenants of the Issuer

         The Issuer will make the following representations, warranties and covenants, among others:

         (1) The Issuer is duly established under the provisions of the Act and has the power to enter into the Installment Sale Agreement and to carry out its obligations thereunder. By proper official action, the Issuer has been duly authorized to execute, deliver and perform the Installment Sale Agreement and the other Financing Documents to which it is a party.

         (2) The Issuer will cause the Project Facility to be renovated and equipped and will sell the Project Facility to the Company pursuant to the Installment Sale Agreement, all for the purpose of promoting the industry, health, welfare, convenience and prosperity of the inhabitants of the State and improving their standard of living.

         (3) To assist in financing the Cost of the Project, the Issuer will issue the Bonds.

Representations and Covenants of the Company

         The Company makes the following representations and covenants, among others:

         (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to conduct business within the State of New York, has the power to enter into the Installment Sale Agreement and the other Financing Documents to which the Company is a party and carry out its obligations thereunder and by proper corporate action has been duly authorized to execute, deliver and perform the Installment Sale Agreement.

         (2) So long as any Bond is Outstanding, the Project will continue to be a "project," as such quoted term is defined in the Act, and the Company will not take any action (or omit to take any action , which action (or omission) would (a) cause the Project not to constitute a "project," as such quoted term is defined in the Act, or (b) cause the proceeds of the Bonds to be applied in a manner contrary to that provided in the Financing Documents.

         (3) The Project and the operation thereof will comply with all applicable building, zoning, environmental, planning and subdivision laws, ordinances, rules and regulations of Governmental Authorities having jurisdiction over the Project (the applicability of such being determined both as if the Issuer were the owner of the Project and as if the Company and not the Issuer were the owner of the Project).

Covenant with Trustee, Bondholders and the Bank

         The Issuer and the Company will agree that the Installment Sale Agreement is executed in part to induce the purchase of the Bonds and to induce the Bank to issue the Letter of Credit. Accordingly, all covenants and agreements on the part of the Issuer and the Company set forth in the Installment Sale Agreement are declared to be for the benefit of the Trustee, the holders from time to time of the Bonds and the Bank.

Renovation of Project Facility; Acquisition and Installation of Equipment

         The Company shall, on behalf of the Issuer, promptly acquire, renovate and install the Project Facility or cause the Project Facility to be acquired, renovated and installed.

Application of Proceeds of the Bonds

         The proceeds of the sale of the Bonds will be deposited by the Issuer with the Trustee as provided in the Indenture and, upon submission to the Trustee of a Request for Disbursement certified by an Authorized

Representative of the Company and approved in writing by the Bank complying with the requirements of the Indenture and the Reimbursement Agreement, will be applied to pay the costs and expenses in connection with the acquisition, renovation and installation of the Project Facility and the financing of the same.

Completion of the Project Facility

         The Company will proceed with due diligence to acquire, renovate and install the Project Facility.

         In the event that the proceeds of the Bonds are not sufficient to pay in full all costs of acquiring, renovating and installing the Project Facility, the Company agrees to complete such acquisition, renovation and installation and to pay all such sums as may be in excess of monies available therefor in the Project Fund.

Installment Purchase Payments and other Amounts Payable

         On or before each Bond Payment Date, the Company will pay installment purchase payments for the Project Facility to the Trustee, for deposit into the Bond Fund Preference Monies Subaccount, the amount set forth in the Indenture for such Bond Payment Date; provided, however, that the obligation of the Company to make any payment hereunder shall be deemed satisfied and discharged to the extent of the corresponding payment made by the Bank to the Trustee under the Letter of Credit, provided further, however, that any payment by the Bank to the Trustee under the Letter of Credit will not relieve the Company of any of its obligations under the Reimbursement Agreement.

         In addition to such installment purchase payments, on or before every Bond Payment Date, the Company shall deliver to the Trustee a certificate of no bankruptcy stating that there has been no filing by or against the Company as debtor under Title 11 of the United States Code or any other federal or state bankruptcy statute, and that no such filing is anticipated.

         The Company shall pay as additional installment payments and the following:

         (1) Within thirty (30) days after receipt of a demand therefor from the Trustee or the Bank, the Company shall pay to the Trustee or the Bank, as the case may be, the following amounts:

                 (a) the reasonable fees and expenses of the Trustee for performing those obligations under the Indenture;

                 (b) the sum of the expenses of the Trustee reasonably incurred in performing or enforcing the obligations of (i) the Company under the Installment Sale Agreement, the Security Agreement, or any of the other Financing Documents, or (ii) the Issuer under the Bonds, the Indenture or the Installment Sale Agreement or any of the other Financing Documents;

                 (c) the Trustee's reasonable attorneys' fees incurred in connection with the foregoing; and

                 (d) any other fees or expenses that the Bank is entitled to under the Financing Documents.

         (2) Within thirty (30) days after receipt of a demand therefor from the Issuer, the Company shall pay to the Issuer the sum of the reasonable expenses of the Issuer and the officers, members, agents and employees thereof incurred by reason of the Issuer's financing of the Project Facility or in connection with the carrying out of the Issuer's duties and obligations under the Installment Sale Agreement, the Indenture or any of the other Financing Documents, and any other fee or expense of the Issuer with respect to the Project Facility, the Bonds, the Indenture or any of the other Financing Documents, the payment of which is not otherwise provided for under the Installment Sale Agreement.

Nature of Obligations of Company under the Installment Sale Agreement

         The obligations of the Company under the Installment Sale Agreement shall be general obligations of the Company and shall be absolute and unconditional irrespective of any defense or any rights of set-off, recoupment or counterclaim the Company may otherwise have against the Issuer, the Trustee or the Bank. The Company agrees it will not suspend, discontinue or abate any payment required by, or fail to observe any of its other covenants contained in, the Installment Sale Agreement, or terminate the Installment Sale Agreement for any cause whatsoever.

Prepayment of Installment Purchase Payments

         So long as no Event of Default has occurred and is continuing, at any time that the Bonds are subject to redemption, the Company may, at its option, prepay, in whole or in part, the installment purchase payments payable under the Installment Sale Agreement by delivering to the Trustee the amount of such prepayment (in Non-Preference Monies) on or before the date such payments are to be applied pursuant to the provisions of the Indenture. In no event will prepayment be permitted unless the Company gives to the Trustee the notice required by the Indenture.

Substitute Letter of Credit

         (A) The Company may provide for the delivery to the Trustee of a Substitute Letter of Credit. Any Substitute Letter of Credit shall (1) be delivered to the Trustee at least sixty (60) days prior to the expiration of the Letter of Credit or Substitute Letter of Credit it is being issued to replace, (2) be dated as of a date on or prior to the expiration date of the Letter of Credit or the Substitute Letter of Credit it is being issued to replace, (3) expire not earlier than one (1) year from its effective date and
(4) contain substantially identical terms and conditions to drawing as the then existing Letter of Credit or Substitute Letter of Credit; provided, however, that, on or before the date of such delivery of a Substitute letter of Credit to the Trustee, the Company shall furnish to the Trustee written evidence from
(a) each rating agency by which the Bonds are then rated to the effect that such rating agency has reviewed the proposed Substitute Letter of Credit and that the substitution of the proposed Substitute Letter of Credit will not, by itself, result in the reduction or withdrawal of the then applicable rating(s) of the Bonds and (b) the Bank that all of the Company's obligations under the Reimbursement Agreement have been fulfilled. If the Bonds have received a "split" rating from a rating agency as to (c) principal and interest payments and (d) Purchase Price payments, then, upon the substitution of a Substitute Letter of Credit, each component of such rating must satisfy the preceding requirement for such requirements to be deemed satisfied.

         (B) With respect to each Substitute Letter of Credit to be provided, the Company shall at the time it furnishes the Substitute Letter of Credit also furnish to the Trustee and the Issuer an opinion of Independent Counsel satisfactory to the Trustee and the Issuer stating that (1) the Substitute Letter of Credit is an exempt security under the Securities Act of 1933, as amended, (2) neither the registration of the Bonds nor any security for the Bonds under the Securities Act of 1933, as amended, nor the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended, will be required in connection with the issuance and delivery of the Substitute Letter of Credit or the remarketing of the Bonds with the benefit thereof, (3) payment of principal or Purchase Price of, premium, if any, and interest on the Bonds from moneys which are drawn by the Trustee on the Substitute Letter of Credit will not constitute voidable preferences under Title 11 of the United States Code in a case commenced thereunder by or against the Company or the Issuer, and (4) the delivery of the Substitute Letter of Credit to the Trustee is authorized under the Installment Sale Agreement and complies with the terms hereof and of the Indenture.

Maintenance, Modifications, Taxes and Insurance

         So long as any of the Bonds are Outstanding, the Company will maintain the Project Facility in good repair. Certain structural modifications may be made by the Company only with the prior written consent of the Bank. The Company will pay all taxes, payments in lieu of tax, assessments, utility charges and rents associated with the Project Facility. The Company is required to maintain insurance to protect the interests of the Issuer, the Trustee and the Bank.

Damage and Destruction

         In the case of damage to or the destruction of the Equipment, the Company, but not the Issuer, will have an option to restore the Equipment, using insurance proceeds for this purpose to the extent available. In addition, if an Event of Default has occurred and is continuing (or if an event exists which with notice or passage of time both would become an Event of Default) or in the event the loss through destruction exceeds fifty percent (50%) of the value of the Project Facility, the Bank will have the option to cause redemption of the Bonds.

Assignment of the Installment Sale Agreement

         The Installment Sale Agreement may not be assigned by the Company, in whole or in part, without the prior written consent of the Issuer and the Bank, which consents will not be unreasonably withheld or delayed.

Pledge and Assignment of the Issuer's Interests to the Trustee

         The Issuer will, pursuant to the Pledge and Assignment, assign certain of its rights and interests under the Installment Sale Agreement to the Trustee as security for the payment of the principal of, premium, if any, and interest on the Bonds and as security for the Company's obligations under the Reimbursement Agreement. The Company will acknowledge and consent to such assignment by the Issuer to the Trustee and will agree to perform for the benefit of the Trustee all of its duties and undertakings under the Installment Sale Agreement and under the Pledge and Assignment (except duties undertaken with respect to the Unassigned Rights).

Events and Remedies of Default

         Under the Installment Sale Agreement, one or more of the following events will constitute an "Event of Default":

                 (1) A default by the Company in the due and punctual payment of installment purchase payments;

                 (2) The failure by the Company to observe and perform any covenant contained in Sections 8.2, 8.13 and 8.15 of the Installment Sale Agreement relating to the obligation of the Company to indemnify, defend and hold the Issuer and the Trustee harmless;

                 (3)      (A)     Subject to clause (B), the failure by the
         Company to observe and perform any covenant, condition or agreement hereunder on its part to be observed or performed (except obligations referred to in Sections (1) and (2) above) for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Issuer, the Trustee or the Bank;

                          (B) Provided, however, if the covenant, condition, or agreement which the Company has failed to observe or perform is of such a nature that it cannot reasonably be fully cured with such thirty (30) day period, the Company shall not be in default if it commences a cure within such thirty (30) day period and thereafter diligently (in the sole judgment of the Bank) proceeds with all action required to complete such cure and, in any event, completes such cure within sixty (60) days of such written notice from the Issuer, the Trustee or the Bank, unless the Issuer, the Trustee and the Bank shall give their written consent to a longer period;

                 (4) The occurrence of an "Event of Default" under the Indenture or under any of the other Financing Documents which is not timely cured as provided therein;

                 (5) The Company or its Authorized Representative shall have made, in any certificate, statement, representation, warranty or financial statement heretofore or hereafter furnished to the Issuer, the Trustee or the Bank in connection with the financing of the Project Facility, a material representation which proves to have been false and misleading as of the time such statement was made, or any such certificate, statement, representation, warranty or financial statement shall omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                 (6) The receipt by the Trustee of written notification from the Bank of the occurrence of an "Event of Default" under the Reimbursement Agreement;

                 (7)      (a)     The dissolution or liquidation of the Company
         (except as permitted in the

         Installment Sale Agreement); (b) the filing by the Company (as debtor) of a voluntary petition under Title 11 of the United States Code or any other federal or state bankruptcy statute; (c) the failure by the Company within sixty (60) days to lift any execution, garnishment or attachment of such consequence as will impair the Company's ability to carry out its obligations under the Installment Sale Agreement; (d) the commencement of a case under Title 11 of the United States Code against the Company as the debtor or commencement under any other federal or state bankruptcy statute of a case, action or proceeding against the Company and continuation of such case, action or proceeding without dismissal for a period of sixty (60) days; (e) the entry of an order for relief by a court of competent jurisdiction under Title 11 of the United States Code or any other federal or state bankruptcy statute with respect to the debts of the Company; or (f) in connection with any insolvency or bankruptcy proceeding, appointment by final order, judgment or decree of a court of competent jurisdiction of a receiver or trustee of the whole or a substantial portion of the Property of the Company, unless such order, judgment or decree is vacated, dismissed or dissolved within sixty
         (60) days of such appointment;

                 (8) Any representation or warranty made by the Company herein or in any other Financing Document proves to have been materially false or materially untrue at the time it was made;

                 (9) The Company shall conceal, remove or permit to be concealed or removed any part of its Property, with intent to hinder, delay or defraud its creditors, or any one of them, or shall make or suffer a transfer of any of its Property which is fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall make any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall suffer or permit, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof; and

                 (10) Final judgment for the payment of money in excess of $25,000 shall be rendered against the Company and the Company shall not discharge the same or cause it to be bonded or discharged within thirty (30) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered and secure a stay of execution pending such appeal.

Remedies on Default

         Whenever any Event of Default shall have occurred, the Issuer, the Trustee or the Bank may, to the extent permitted by law, take any one or more of the following remedial steps:

         (1) Declare, by written notice to the Company to be immediately due and payable all unpaid installment purchase payments payable pursuant to the Installment Sale Agreement and all other payments due under the Installment Sale Agreement or any of the other Financing Documents;

         (2) Terminate the disbursement of any monies in the Project Fund in accordance with Section 4.3 of the Installment Sale Agreement and apply such monies to the payment of any amounts due or thereafter to become due under the Installment Sale Agreement;

         (3) Take possession of the Equipment, together with the books, papers and accounts of the Company pertaining thereto, and lease or sell the Project Facility or any part thereof in the name and for the account of the Company, collect, receive and sequester the rents, revenues, earning, income, products and profits therefrom, and pay out of the same and any monies received for the payment of, all proper costs and expenses of taking, holding, leasing and selling the Equipment, including any taxes and other charges prior to the security interest hereof or of the Indenture and all expenses of such repairs and improvements; and

         (4) Take any other action at law or in equity which may appear necessary or desirable to collect any amounts then due or thereafter to become due under the Installment Sale Agreement and to enforce the obligations, agreements or covenants of the Company under the Installment Sale Agreement or any of the other Financing Documents.

         Notwithstanding anything to the contrary contained in the Installment Sale Agreement, so long as the Letter of Credit is in effect and the Bank is making all required payments with respect to the Letter of Credit in accordance with the terms of the Letter of Credit, the right of the Trustee under the Installment Sale Agreement to grant consents, grant waivers send notices and otherwise exercise any rights or remedies under Article X of the Installment Sale Agreement may be exercised by the Bank acting alone and the Trustee will execute any documents and take or refrain from taking all actions which the Trustee is required or entitled to execute or take or refrain from taking hereunder in accordance with the request and instructions of the Bank.

         Upon the occurrence of an Event of Default and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Holders under the Indenture, the Trustee shall be entitled, as a matter of right under the Installment Sale Agreement, to the appointment of a receiver or receivers for the Project Facility and for the revenues and receipts thereof pending such proceedings, with such powers as the court making such appointment shall confer; and

No Recourse: Special Obligation

         The obligations and agreements of the Issuer contained in the Installment Sale Agreement and in the other Financing Documents and any other instrument or document executed in connection therewith, and any other instrument or document supplemental thereto, shall be deemed the obligations and agreements of the Issuer, and not of any member, officer, agent (other than the Company) or employee of the Issuer in his individual capacity, and the members, officers, agents (other than the Company) and employees of the Issuer shall not be liable personally on the Installment Sale Agreement or such other documents or be subject to any personal liability or accountability based upon or in respect of the Installment Sale Agreement or such other documents or of any transaction contemplated by the Installment Sale Agreement or such other documents. The obligations and agreements of the Issuer contained in the Installment Sale Agreement or such other documents shall not constitute or give rise to an obligation of the State of New York or of Warren or Washington County, New York, and neither the State of New York nor Warren nor Washington County, New York shall be liable hereon or thereon, and, further, such obligations and agreements shall not constitute or give rise to a general obligation of the Issuer, but rather shall constitute limited, special obligations of the Issuer payable solely from the revenues of the Issuer derived and to be derived from the sale or other disposition of the Project Facility (except for revenues derived by the Issuer with respect to the Unassigned Rights).

         No order or decree of specific performance with respect to any of the obligations of the Issuer hereunder shall be sought or enforced against the Issuer unless (1) the party seeking such order or decree shall first have requested the Issuer in writing to take the action sought in such order or decree of specific performance, and ten (10) days shall have elapsed from the date of receipt of such request, and the Issuer shall have refused to comply with such request (or, if compliance therewith would reasonably be expected to take longer than ten [10] days, shall have failed to institute and diligently pursue action to cause compliance with such request) or failed to respond within such notice period, (2) if the Issuer refuses to comply with such request and the Issuer's refusal to comply is based on its reasonable expectation that it will incur fees and expenses, the party seeking such order or decree shall have placed in an account with the Issuer an amount or undertaking sufficient to cover such reasonable fees and expenses, and (3) if the Issuer refuses to comply with such request and the Issuer's refusal to comply is based on its reasonable expectation that it or any of its members, officers, agents (other than the Company) or employees shall be subject to potential liability, the party seeking such order or decree shall (a) agree to indemnify and hold harmless the Issuer and its members, officers, agents (other than the Company) and employees against any liability incurred as a result of its compliance with such demand, and (b) if requested by the Issuer, furnish to the Issuer satisfactory security to protect the Issuer and its members, officers, agents other than the Company and employees against all liability expected to be incurred as a result of compliance with such request. Any failure to provide such indemnity shall not affect the full force and effect of an Event of Default.


                     SUMMARY OF THE REIMBURSEMENT AGREEMENT

         The following is a summary of certain provisions of the Reimbursement Agreement to which reference is made for the complete provisions thereof. All terms used herein under the caption "The Reimbursement Agreement" and not defined herein have the meanings ascribed to such terms in the Reimbursement Agreement or the Indenture.

The Reimbursement Agreement

         Pursuant to the Reimbursement Agreement, the Company agrees to reimburse the Bank for all amounts drawn under the Letter of Credit. In addition, the Company agrees to pay the Bank (i) unreimbursed charges, correspondent and transfer fees with respect to the Letter of Credit, (ii) the costs and expenses of the Bank relative to the Letter of Credit and the Reimbursement Agreement, (iii) interest on tender advances made by the Bank,
(iv) a commitment fee payable on the date of issuance of the Letter of Credit and annual fee thereafter calculated as a percentage of the Stated Amount; (v) compensation for certain increased costs or reduced return to the Bank, (vi) interest on any overdue amounts.

         Covenants. The Company has agreed to certain covenants in the Reimbursement Agreement with respect to certain matters including (but not limited to): (i) delivering financial statements and other information, (ii) maintaining its existence and its properties, (iii) complying with laws and obtaining necessary government authorizations, licenses and qualifications,
(iv) proper use of Bond proceeds, (v) limitations on debt, liens and sales of assets, (vi) restrictions on disposition of assets and (vii) maintenance of sufficient levels of insurance.

         Events of Default. The following shall be Events of Default under the Reimbursement Agreement:

                 (1) The Company shall fail to pay any amount of principal of any LC Loan on demand, or shall fail to pay any interest on any LC Loan or any other amount payable hereunder when the same becomes due; or

                 (2) Any representation or warranty made by the Company under or in connection with any Loan Document shall prove to have been false in any material respect when made; or

                 (3) The Company or the Guarantor shall fail to perform or observe any other terms, covenant or agreement contained in the Reimbursement Agreement or in any other Loan Document on its part to be performed or observed and any such failure shall remain un-remedied for thirty (30) days after written notice thereof shall have been given to the Company by the Bank; or

                 (4) The Company or the Guarantor shall fail to pay any Indebtedness, other than any LC Loan or any other amount payable under the Reimbursement Agreement, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                 (5) The Company or the Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or the Guarantor seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property (provided that with respect to any proceeding instituted against the Company, the Company shall have sixty (60) days in which to obtain a dismissal of such proceeding); or the Company shall take any action to authorize any of the actions set forth above in this paragraph (5); or

                 (6) A final judgment or order for the payment of $25,000 or more shall be rendered against the Company and/or the Guarantor and either
(1) enforcement proceedings shall have been commenced against the Company or the Guarantor, as the case may be, by any creditor upon such judgment or order, or (2) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect for any period of thirty-one (31) consecutive days; or

                 (7) If any Event of Default occurs under the Security Agreement, the Installment Sale Agreement or any other Financing Document; or

                 (8) The Company shall fail duly and punctually to perform and observe all the terms, covenants and conditions contained in the Indenture or the Installment Sale Agreement on its part to be performed or observed and said failure shall result in a drawing on the Letter of Credit or there shall occur and be continuing any Event of Default or nonperformance under any of the foregoing documents; or

                 (9) A material adverse change in the financial condition or operations of the Company or the Guarantor shall have occurred; or

                 (10) The Security Agreement, after delivery thereof pursuant to the terms of the Reimbursement Agreement, shall for any reason, except to the extent permitted by the terms thereof, cease to create a valid and perfected security interest and Lien of the priority as set forth in the Reimbursement Agreement in any of the collateral purported to be covered thereby; or

                 (11) Any provision of any Loan Documents shall for any reason, at any time after delivery thereof pursuant to the terms of the Reimbursement Agreement, cease to be valid and binding on the Company or the Guarantor, or the Company or the Guarantor shall so state in writing; or

                 (12) There shall be a default under any other credit facility between the Company, the Guarantor or either of them and the Bank.


                                TAX INFORMATION

Federal Income Taxes

         In the opinion of FitzGerald Morris Baker Firth, P.C., Glens Falls, New York, Bond Counsel, under existing law as of the date of delivery of the Bonds, interest on the Bonds is excludable from gross income for Federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), provided, however, that no opinion is expressed as to the exclusion from gross income of interest on the Bonds for any period during which such Bonds are held by a person who, within the meaning of Section 147 of the Code, is a "substantial user" of a facility or facilities for which the proceeds of the Bonds were used or a "related person." Interest on the Bonds is included in calculating the tax base which is subject to the individual alternative minimum tax and the corporate alternative minimum tax imposed by the Code.

         The Code establishes certain conditions which must be met subsequent to the issuance and delivery of the Bonds in order that interest on the Bonds be and remain excludable from gross income for Federal income tax purposes under the provisions thereof. Pursuant to the Tax Regulatory Agreement, the Company has agreed to take such actions necessary to maintain the exclusion from gross income for Federal income tax purposes of interest on the Bonds. Non-compliance with such requirements may cause interest on the Bonds to become includable in gross income for Federal income tax purposes, retroactive to their date of issue, irrespective of the date on which such non-compliance is ascertained. Compliance with certain of such requirements may call for acts or omissions of Persons not within the control of the Issuer or the Company. In rendering its opinion that the interest on the Bonds is, as of the date of initial issuance of the Bonds, excludable from gross income for Federal income tax purposes, Bond Counsel has assumed that such conditions subsequent in fact will be met.

         In addition to the matters referred to in the preceding paragraphs, prospective purchasers of the Bonds should be aware that the accrual or receipt of interest on the Bonds may otherwise affect the federal income tax liability of the recipient. The extent of these other tax consequences may depend upon the recipient's particular tax status or other items of income or deduction. Bond Counsel expresses no opinion regarding any such consequences. Examples of such other federal income tax consequences of acquiring the Bonds include, without limitation, that (i) with respect to certain insurance companies, the Code reduces the deduction for loss reserves by a portion of the sum of certain items, including interest on the Bonds, (ii) interest on the Bonds earned by some corporations may be subject to an environmental tax imposed by the Code, (iii) interest on the Bonds earned by certain foreign corporations doing business in the United States may be subject to a branch profits tax imposed by the Code, (iv) passive investment income, including interest on the Bonds, may be subject to federal income taxation under the Code for certain S corporations that have certain earnings and profits, and (v) the Code requires recipients of certain Social Security and certain other federal retirement benefits to take into account, in determining gross income, receipts or accruals of interest on the Bonds. In addition, the Code denies the interest deduction for indebtedness incurred or continued by banks, thrift institutions and certain other financial institutions to purchase or carry tax-exempt obligations, such as the Bonds.

         All quotations from and summaries and explanations of provisions of laws do not purport to be complete and reference is made to such laws for full and complete statements of their provisions.

         ALL PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISERS AS TO ANY POSSIBLE TAX CONSEQUENCES OF PURCHASING OR HOLDING THE BONDS.

State and Local Income Taxes

         In the opinion of Bond Counsel, interest on the Bonds is also exempt from personal income taxes imposed by the State of New York and The City of New York, under existing statutes, regulations, and court decisions.

         Attached to this Preliminary Official Statement as Appendix B and made a part hereof are the forms of approving opinions of Bond Counsel.

         THE PRECEDING INFORMATION UNDER THE HEADING "TAX INFORMATION" WAS NOT FURNISHED BY THE ISSUER, AND THE ISSUER MAKES NO REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS THEREOF.


                         APPROVAL OF LEGAL PROCEEDINGS

         Legal matters incident to the authorization, issuance and sale of the Bonds are subject to the approving opinion of FitzGerald Morris Baker Firth, P.C., Glens Falls, New York. Copies of such opinion will be available at the time of delivery of the Bonds. Certain legal matters will be passed upon for the Issuer by its counsel, FitzGerald Morris Baker Firth, P.C., Glens Falls, New York, for the Company by its counsel, Segel, Goldman & Mazzotta, P.C., Albany, New York and for the Bank by its counsel, McNamee, Lochner, Titus & Williams, P.C., Albany, New York.

                                     RATING

         Standard & Poor's, a division of the McGraw-Hill Companies, Inc. has given the Bonds a rating of "_________". Such rating reflects only the views of Standard & Poor's, and any desired explanation of the significance of such rating should be obtained from Standard & Poor's. Generally, a rating agency bases its ratings on the information and materials furnished it and on investigations, studies and assumptions by the rating agency. There is no assurance that a particular rating will apply for any given period of time or that it will not be lowered or withdrawn entirely if, in the judgment of the agency originally establishing the rating, circumstances so warrant. The Underwriter has undertaken no responsibility either to bring to the attention of the holders of the Bonds any proposed revision or withdrawal of the rating of the Bonds or to oppose any such proposed revision or withdrawal. Any downward revision or withdrawal of such rating, or either of them, could have an adverse effect on the market price of the Bonds. Such rating should not be taken as a recommendation to buy or hold the Bonds.


                                  UNDERWRITING

         First Albany Corporation (the "Underwriter") will agree to purchase the Bonds from the Issuer pursuant to a bond purchase agreement dated the Closing Date by and among the Issuer, the Company, the Bank and the Underwriter, at a price equal to the principal amount thereof plus accrued interest less an underwriting discount equal to $__________. The Underwriter will purchase all Bonds if any are purchased. The Underwriter initially intends to offer the Bonds to the public at the prices shown on the cover page.

         The Company has agreed to indemnify the Underwriter and the Issuer with respect to certain information contained in the Preliminary Official Statement.


                                 OTHER MATTERS

         The foregoing summaries and explanations do not purport to be comprehensive and are expressly made subject to the exact provisions of documents referred to herein. So far as any statements are made in this Preliminary Official Statement involving matters of opinion, whether or not expressly so stated, they are intended merely as such and not as representations of fact.

         The agreement of the Issuer with the holders of the Bonds is fully set forth in the Indenture, and this Preliminary Official Statement is not to be construed as constituting an agreement with the purchasers of the Bonds.

         The distribution of this Official Statement has been duly authorized by the Issuer and the Company.



                                       COUNTIES OF WARREN AND WASHINGTON
                                       INDUSTRIAL DEVELOPMENT AGENCY


                                       By:_______________________________
                                          Bruce A. Ferguson, Vice Chairman



                                       DECORA, INCORPORATED D/B/A DECORA
                                       MANUFACTURING


                                       By:_______________________________
                                          Timothy N. Burditt, Vice President,
                                          Administration and Finance

                                   APPENDIX A

                                  DEFINITIONS

APPENDIX B

                   FORMS OF APPROVING OPINION OF BOND COUNSEL

                                   APPENDIX C

                        FINANCIAL STATEMENTS OF THE BANK

                                   APPENDIX D

                      FINANCIAL STATEMENTS OF THE COMPANY





D-49

                                       49